UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Unum Group

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Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Shareholders

Thursday, May 20, 2010

1200 Colonial Life Boulevard, Columbia, South Carolina

April 7, 2010

Unum Group Shareholders:

On behalf of the Board of Directors and all of the employees of Unum Group, it is my pleasure to invite you to our 2010 Annual Meeting of Shareholders on Thursday, May 20, 2010. This year’s meeting will be held at 10:00 a.m. Eastern Time at the corporate offices of our Colonial Life subsidiary located at 1200 Colonial Life Boulevard in Columbia, South Carolina.

The purpose of the meeting is to elect four directors for terms expiring in 2013 and to ratify Ernst & Young LLP as the company’s independent registered public accounting firm for 2010. We will also consider any other business that may properly come before the meeting.

The Board of Directors recommends that you vote in favor of Items 1 and 2, which are described in the attached Proxy Statement. For more information on attending the Annual Meeting, voting eligibility and how to cast a ballot on these measures, please review the sections titled “About this Proxy Statement” that begins on page 9 and “About the Annual Meeting” that begins on page 107.

We are again furnishing proxy materials to shareholders over the Internet, which allows us to lower our costs and reduce the environmental impact. On April 7, 2010, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials. The notice contains instructions on accessing our 2010 Proxy Statement and Annual Report over the Internet, and voting online. For those shareholders who have requested or are required by law to receive the Proxy Statement and Annual Report by mail, we have begun mailing paper copies of these proxy materials.

Thank you for your support of Unum. We look forward to seeing you at our Annual Meeting.

Sincerely,

Thomas R. Watjen

President and Chief Executive Officer

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April 7, 2010

Notice of 2010 Annual Meeting of Shareholders

Time and Date	10:00 a.m. Eastern Time on Thursday, May 20, 2010
Place	Colonial Life & Accident Insurance Company 1200 Colonial Life Boulevard Columbia, SC 29230
Webcast

An audio webcast of the Annual Meeting will be available on our website at www.unum.com in the Investors area beginning at 10:00 a.m. Eastern Time on May 20, 2010. The webcast will be archived on the website through June 4, 2010. Information on the website, other than the Proxy Statement and form of proxy, is not a part of our proxy soliciting material.

Items of Business

•     To elect four members of the Board of Directors, each for a term of three years;

•     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010; and

•     To transact other business that may properly come before the meeting.

Record Date	You can vote if you were a shareholder of record on March 22, 2010.
Proxy Voting	Every shareholder’s vote is important. Please complete, sign, date and return your proxy form, or submit your vote and proxy by Internet or telephone.
Annual Report to Shareholders

The Annual Report to Shareholders, including our audited financial statements for the fiscal year ending December 31, 2009, and the proxy card enclosed with this Proxy Statement, are being mailed or provided electronically on or about April 7, 2010, to shareholders of record.

Susan N. Roth

Vice President, Transactions, SEC and Corporate Secretary

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2010 Proxy Statement	About this Proxy Statement

About this Proxy Statement

You are receiving these materials in connection with the solicitation of proxies on behalf of the Board of Directors of Unum Group to be voted at the Annual Meeting of Shareholders on Thursday, May 20, 2010, or any adjournment or postponement of the Annual Meeting. The materials are being provided by Internet, by e-mail, or by mail if you have requested this method or it is required. This Proxy Statement and form of proxy are first being made available to shareholders on or about April 7, 2010.

The Annual Meeting will take place at 10 a.m. Eastern Time on May 20, 2010, at the corporate offices of our subsidiary Colonial Life & Accident Insurance Company at 1200 Colonial Life Boulevard, Columbia, South Carolina, 29230.

What is included in these materials?

These materials include our Proxy Statement for the Annual Meeting and our 2009 Annual Report to Shareholders, which includes audited consolidated financial statements. If you received a printed version of these materials by mail you also received a proxy card or voting instruction card for the meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

This year we are pleased to again be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a printed set of materials. Instructions on how to access these materials over the Internet or to request a printed copy can be found on the notice, which will also serve as an admission ticket for the Annual Meeting.

How can I get electronic access to the proxy materials?

Instructions on how to access electronic materials are included in the Notice of Internet Availability of Proxy Materials and in the proxy card or voting instruction card. These provide information on how to:

•	View our proxy materials for the Annual Meeting over the Internet; and

•	Request that future proxy materials be sent to you electronically by e-mail.

Our proxy materials are available on our website at www.unum.com in the Investors area under Proxy Materials. Choosing to access your future proxy materials electronically is not only environmentally responsible, but will also reduce the cost of printing and distributing these documents. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions detailing where those materials are available and how to vote by proxy. Your decision to receive proxy materials by e-mail will remain in effect until you change it.

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About this Proxy Statement	2010 Proxy Statement

How can I communicate with Unum, or obtain copies of corporate documents and SEC filings?

Shareholders may communicate with us or obtain copies of corporate documents, committee charters and SEC filings by writing to the Office of the Corporate Secretary as described below. In addition, SEC filings, corporate governance information and other documents are available on our website at www.unum.com in the Investors area.

How can I contact the Office of the Corporate Secretary?

Shareholders may contact the Office of the Corporate Secretary by writing to the following address or by calling toll-free 800-718-8824.

Office of the Corporate Secretary

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

Where are Unum’s principal offices located?

Our principal executive offices are located at 1 Fountain Square, Chattanooga, Tennessee, 37402. Our main telephone number is 423-294-1011.

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2010 Proxy Statement	Items to Be Acted On at the Meeting

Items to Be Acted On at the Meeting

Election of Directors

(Item 1 on the Proxy Card)

Our Board of Directors currently has 12 members. At each Annual Meeting, the term of one-third of our directors expires.

The Board of Directors recommends the election of E. Michael Caulfield, Ronald E. Goldsberry, Kevin T. Kabat and Michael J. Passarella, each to hold office for a term of three years expiring at the Annual Meeting of Shareholders to be held in 2013, and until his successor is elected and qualified or until his resignation or retirement. Each nominee is currently serving as a member of our Board of Directors. Information concerning these candidates is provided under the section titled “Nominees for Directors with Terms Expiring in 2010” beginning on page 14.

We expect each nominee for election as a director to be able to serve if elected. If any nominee becomes unable to serve, the persons we have designated as proxy holders will vote for a substitute nominee the Board of Directors recommends, if any.

For any director to be elected, he must receive a majority of the votes cast at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

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Items to Be Acted On at the Meeting	2010 Proxy Statement

Ratification of Selection of Independent Registered Public Accounting Firm

(Item 2 on the Proxy Card)

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent registered public accounting firm (“independent auditors”) to audit our financial statements for the current fiscal year and is recommending their selection be ratified by the shareholders.

Ratification of the appointment of Ernst & Young LLP as our registered independent public accounting firm requires the affirmative vote of at least a majority of the votes entitled to be cast by shareholders represented and entitled to vote at the Annual Meeting.

Although ratification is not legally required, it is the Board’s desire to bring the appointment of Ernst & Young LLP before our shareholders. In the event this appointment is not ratified, the Audit Committee will reconsider the decision of selecting Ernst & Young LLP.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

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2010 Proxy Statement	About the Board of Directors

About the Board of Directors

How often does the Board meet?

During 2009 our Board of Directors met 12 times. Each incumbent director attended at least 75 percent of the total of full Board and Committee meetings held during the period for which each was a director and/or served on a committee. In addition to executive sessions of the standing committees, the independent directors met five times in executive session during 2009. Jon S. Fossel, the Chairman of the Board and lead independent director, presides over the executive sessions of the independent directors.

As stated in our Corporate Governance Guidelines, all directors are expected to make every effort to attend the Annual Meeting and meetings of the Board and committees of which they are members. Ten members of our Board attended the Annual Meeting in 2009.

What are the qualifications of Unum’s directors?

Our directors must possess judgment, ethics, and integrity, as well as the knowledge and experience to provide oversight for the company in creating value for our shareholders. Accountability, diversity, independence and commitment are also important. We consider diversity to include diversity of viewpoints, gender, ethnicity, age, professional experience and other demographics. Knowledge in finance and accounting, executive management, the insurance industry or financial services industry are considered core competencies needed on the Board, along with marketing, technology, strategic planning and public policy. In evaluating candidates for the Board, the entirety of each candidate’s credentials in the context of these standards in considered. With respect to continuing directors, the individual’s contributions to the Board are also important.

Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are also discussed in the paragraphs below describing our directors.

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About the Board of Directors	2010 Proxy Statement

Nominees for Directors with Terms Expiring in 2010

E. Michael Caulfield

Mr. Caulfield, 63, served as President of Mercer Human Resource Consulting from September 2005 until September 2006, prior to which he had served as Chief Operating Officer from July 2005. He retired as Executive Vice President of Prudential Insurance Company in 2000. Mr. Caulfield held a number of executive positions with Prudential Insurance Company from 1989 until his retirement, including Executive Vice President of Financial Management, Chief Executive Officer of Prudential Investments, and President of both Prudential Preferred Financial Services and Prudential Property and Casualty Company. Prior to joining Prudential, he was a partner in Greenwich Associates, and held various executive positions at Mellon National Corp. He previously served as a director of our company from August 2004 to July 2005. He rejoined our company as a director on January 1, 2007.

Mr. Caulfield has experience in finance, investments, and executive management in both the insurance and broader financial services industry. He also qualifies as an “audit committee financial expert” as defined in SEC regulations.

Ronald E. Goldsberry

Dr. Goldsberry, 67, is an independent contractor working with Deloitte Consulting. He served as Chairman of OnStation Corporation (formerly known as Carstation.com) from November 1999 until August 2006, and as Chief Executive Officer of OnStation from January to May 2002 and from November 1999 to March 2001. He served as Global Vice President and General Manager of Global Ford Customer Service Operations at Ford Motor Company from January 1997 to November 1999. Prior to that time, Dr. Goldsberry served as General Manager of the Customer Service Division of Ford Motor Company from February 1994 to December 1996 and General Sales and Marketing Manager for the Parts and Service Division from October 1991 to February 1994. He has been a director since 1999, and was a director of our predecessor company UNUM Corporation from 1993 until its merger with Provident Companies in 1999.

Dr. Goldsberry has broad business experience which includes marketing, sales, customer service and international operations. He also brings experience from his service on the board and audit committee of another publicly traded company.

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2010 Proxy Statement	About the Board of Directors

Kevin T. Kabat

Mr. Kabat, 53, is the President, Chief Executive Officer and Chairman of the Board of Directors of Fifth Third Bancorp, where he has served in such positions since June 2006, April 2007 and June 2008, respectively. Previously, Mr. Kabat was Executive Vice President of Fifth Third Bancorp from December 2003 and President and Chief Executive Officer of Fifth Third Bank (Michigan) from April 2001. Prior to joining the Fifth Third Bancorp organization, Mr. Kabat served in a number of management and executive positions with Old Kent Financial Corporation from 1982 to 2001, including as its Vice Chairman and President, and as an organizational consultant with Merchants National Bank in Indianapolis from 1980 to 1982. Mr. Kabat was elected as a director of our company in June 2008.

Mr. Kabat brings extensive financial and operating experience as a chief executive officer of a major regional bank, and in other executive positions in the financial services industry.

Michael J. Passarella

Mr. Passarella, 68, was an audit partner of PricewaterhouseCoopers LLP from 1975 until his retirement in 2002. He served as the managing partner of that firm’s securities industry practice from 1983 to 1998 and was the capital markets industry global audit leader from 1998 to 2001. Mr. Passarella served as a director and Chairman of the Audit Committee of Archipelago Holdings, Inc., from August 2004 until its merger in March 2006 with the New York Stock Exchange, Inc. He also served as a director with NYFIX, Inc., from October 2007, including as Chairman of its Audit Committee from April 2008, until its merger with a subsidiary of NYSE Technologies, Inc., in November 2009. He has been a director of our company since 2006.

Mr. Passarella brings significant experience as an audit partner of PricewaterhouseCoopers LLP and its predecessor firms. He has also served on the boards and chaired the audit committees of two other publicly traded companies. He also qualifies as an “audit committee financial expert” as defined in SEC regulations.

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About the Board of Directors	2010 Proxy Statement

Continuing Directors with Terms Expiring in 2011 and 2012

Jon S. Fossel

Mr. Fossel, 68, became Chairman of the Board of Directors of our company effective October 1, 2006. Mr. Fossel retired as Chairman and Chief Executive Officer of the OppenheimerFunds in 1996. He continues to serve as a trustee of 40 of the Denver-based OppenheimerFunds mutual funds. From November 2004 until April 2009, Mr. Fossel served as a director of Northwestern Corporation d/b/a Northwestern Energy, an electricity and natural gas provider. He has been a director of our company since 2002, and his term expires in 2011.

Mr. Fossel brings extensive business expertise to the Board, including executive management experience with mutual funds. He continues to serve as a trustee to several mutual funds and has also served on the board and audit committee of another publicly traded company.

Pamela H. Godwin

Ms. Godwin, 61, has been President of Change Partners, Inc., a consulting firm specializing in organizational change and growth initiatives, since 2001. From 1999 to 2001, she was President and Chief Operating Officer of the personal lines agency division of GMAC Insurance. Previously, she was Senior Vice President of customer management for the credit card division of Advanta Corporation and President and Chief Operating Officer of Academy Insurance Group, a unit of Providian Corporation. From 1974 to 1988, she held a number of executive positions within Colonial Penn Group, Inc., including Senior Vice President of property/casualty claims. She has been a director of our company since 2004, and her term expires in 2012.

Ms. Godwin brings executive management experience from the insurance industry. Additionally, she has risk-assessment skills from her work as a chartered property/casualty underwriter and experience managing high-risk lines of insurance.

Thomas Kinser

Mr. Kinser, 66, was President, Chief Executive Officer and a Director of BlueCross BlueShield of Tennessee from 1994 to 2003. From 1991 to 1994, he was Executive Vice President and Chief Operating Officer of BlueCross BlueShield Association in Chicago. Previously, from 1976 to 1991, he held a number of executive positions with BlueCross BlueShield of Georgia, including President and Chief Executive Officer. He has been a director of our company since 2004, and his term expires in 2012.

Mr. Kinser brings extensive executive management and board experience from the health insurance business. Additionally, he has a keen understanding of the complex regulatory environment in which we operate.

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2010 Proxy Statement	About the Board of Directors

Gloria C. Larson

Ms. Larson, 59, has been the President of Bentley University since July 2007. She previously served as Co-Chairperson of the Government Practices Group of the law firm Foley Hoag LLP and Coordinator for the Administrative Practices Group after joining the firm in 1996. Prior to joining Foley Hoag, she was Secretary of Economic Affairs for the Commonwealth of Massachusetts from 1993 to 1996 and Secretary of Consumer Affairs and Business Regulation from 1991 to 1993. Before joining the Commonwealth of Massachusetts, she was Deputy Director of Consumer Protection for the Federal Trade Commission and an attorney in private practice. Ms. Larson previously served as a director of RSA Security, Inc. (2001 to 2006) and KeySpan Corporation (2003 to 2007). She has been a director of our company since 2004, and her term expires in 2011.

Ms. Larson has executive management experience as president of a major university. In addition, she brings regulatory insight from both service as a regulator and her experience advising clients in the course of her practice of law. She also has previous service on both public and private companies’ boards of directors.

A.S. (Pat) MacMillan, Jr.

Mr. MacMillan, 66, has served as the Chief Executive Officer of Triaxia Partners, Inc. (formerly known as Team Resources, Inc.) since 1980. Triaxia’s practice areas include organizational strategy and design, as well as team and leadership development. Specific services include management consulting, management training and organizational audits. He is also a trustee of The Maclellan Foundation, Inc., and a director of MetoKote Corporation. Mr. MacMillan previously served as a director of Guitar Center, Inc. from 2005 to 2007. He has been a director of our company since 1995, and his term expires in 2012.

Mr. MacMillan brings management and organizational insight from his consulting practice. He has also served on the boards of public and private companies.

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About the Board of Directors	2010 Proxy Statement

Edward J. Muhl

Mr. Muhl, 65, served as the National Leader of the Insurance Regulatory Advisory Practice of PricewaterhouseCoopers from 2001 until his retirement in June 2005. He was Senior Managing Director of Navigant Consulting, Inc. from 1998 to 2000, which he joined as Executive Vice President in 1997. Mr. Muhl previously served as the Superintendent of Insurance of the State of New York from 1995 to 1997 and as the Insurance Commissioner of the State of Maryland from 1982 to 1988, and was President of the National Association of Insurance Commissioners. He is also a director of Farm Family Insurance Company, and previously served as a director of Syncora Holdings, Ltd. from 2008 to 2009. He has been a director of our company since 2005, and his term expires in 2012.

Mr. Muhl has 42 years of experience in the insurance industry, including service as a regulator. He has previously served as a director of a publicly traded company and currently serves as a director of a non-publicly traded insurance company.

William J. Ryan

Mr. Ryan, 66, was Chairman of the Board of Directors of TD Banknorth Inc., a banking and financial services company, from March 2005 until November 2009. He previously served as President, Chief Executive Officer and a Director of TD Banknorth Inc. until March 2007. He was Chairman, President, Chief Executive Officer and a Director of Banknorth Group Inc. until March 2005, when it was merged into TD Banknorth Inc. He was President and Chief Executive Officer of People’s Heritage Savings Bank from 1989 until its merger with Banknorth in 2000. Prior to 1989, he held a number of leadership positions with Bank of New England North, most recently as President and Chief Executive Officer. He is currently a director of TD Banknorth (now known as TD Bank US Holding Company) and Wellpoint, Inc. He has been a director of our company since 2004, and his term expires in 2011.

Mr. Ryan has experience as a board chairman and chief executive officer of companies in the banking and financial services industry. He currently serves as a director and chair of the compensation committee at another publicly traded company.

Thomas R. Watjen

Mr. Watjen, 55, has been our President and Chief Executive Officer since March 2003. He served as Vice Chairman and Chief Operating Officer from May 2002 until March 2003. He became Executive Vice President, Finance in June 1999. Before joining Unum, Mr. Watjen served as a Managing Director of the insurance practice of the investment banking firm Morgan Stanley & Co. He has been a director of our company since 2002, and his term expires in 2011.

Mr. Watjen has executive management experience as chief executive officer of our company as well as his prior positions within the financial services industry.

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2010 Proxy Statement	About the Board of Directors

Board Leadership Structure

What is the Board’s leadership structure?

Currently, the positions of Chairman of the Board and Chief Executive Officer are separate. Our Chairman is an independent director, and the Board believes that the separation of the Chairman and CEO positions allows the CEO to devote the significant time and focus necessary to manage our business given the difficult economic and regulatory environment. Under our Corporate Governance Guidelines, the Board reserves the right to combine the offices of Chairman of the Board and CEO when appropriate.

Committee Memberships and Descriptions

What are the standing Board committees?

The Board of Directors has five standing committees: Audit, Finance, Governance, Human Capital and Regulatory Compliance. In addition to the duties contained in their respective charters, each committee may be assigned additional tasks by the Board from time to time, and each is charged with reporting its activities to the Board. Each standing committee has a charter, all of which may be accessed on our website at www.unum.com in the Investors area under Corporate Governance. Copies also are available free of charge by submitting a request to the Office of the Corporate Secretary as described on page 10.

Some matters may be discussed by more than one committee. The charters of each committee allow for this to occur, and any overlap of responsibilities is managed through communication between the various committee chairs.

Which Board members serve on what committees?

The table below shows a list of current Board members and the respective committees each serves on. A “C” means the director is a committee chairperson.

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About the Board of Directors	2010 Proxy Statement

BOARD MEMBERS AND COMMITTEES
Name	Term Expires	Audit	Finance	Governance	Human Capital	Regulatory Compliance
E. Michael Caulfield	2010	X	C
Jon S. Fossel	2011
Pamela H. Godwin	2012			X	X
Ronald E. Goldsberry	2010		X	X
Kevin T. Kabat	2010		X			X
Thomas Kinser	2012	X			X
Gloria C. Larson	2011	X				C
A.S. (Pat) MacMillan, Jr.	2012				C	X
Edward J. Muhl	2012				X	X
Michael J. Passarella	2010	C	X
William J. Ryan	2011		X	C
Thomas R. Watjen	2011

Audit Committee

The primary purpose of the Audit Committee is to oversee the company’s financial reporting process on behalf of the Board of Directors. Under its charter, the Committee’s overall responsibilities include selecting the independent registered public accounting firm, and monitoring and oversight of:

•	Integrity of our financial statements;

•	Effectiveness of our internal controls over financial reporting;

•	Legal and regulatory compliance;

•	Performance of our internal audit function and independent auditors;

•	Policies and procedures relating to our Code of Business Conduct and Ethics; and

•	Enterprise risk management, including financial risks, operational risks and any other risks not allocated to another Board committee.

Members as of December 31, 2009, were: Michael J. Passarella (Chair), E. Michael Caulfield, Thomas Kinser and Gloria C. Larson.

The Audit Committee met 10 times during 2009. All members of the Audit Committee are independent according to the requirements of the New York Stock Exchange (NYSE), and as required by SEC rules and regulations, and otherwise satisfy the independence requirements of our Corporate Governance Guidelines. The Board has determined that two members of the Audit Committee, Michael J.

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2010 Proxy Statement	About the Board of Directors

Passarella and E. Michael Caulfield, are “audit committee financial experts” as defined by SEC regulations. Both Mr. Passarella and Mr. Caulfield also have accounting or related financial management expertise within the meaning of the listing standards of the NYSE. All members of the Audit Committee have been determined by the Board to be “financially literate” as required by the NYSE.

Finance Committee

The Finance Committee assists the Board in overseeing risk associated with the company’s investments and related financial matters. Under its charter, the Finance Committee’s overall responsibilities are to:

•	Monitor, evaluate and recommend present and future capital and financing plans and capital requirements and opportunities relative to our business;

•	Develop, adopt, revise, and oversee implementation of and compliance with investment strategies, guidelines and policies;

•	Review, advise and provide reports to the Board of Directors with respect to our financial resources and investments;

•	Authorize borrowing by the company;

•	Review material such as proposed mergers, acquisitions, divestitures, restructurings, and joint ventures, and report to the Board on implications to our financial and capital plans; and

•	Review, assess and report on the impact of various finance activities on our debt ratings.

Members as of December 31, 2009, were: E. Michael Caulfield (Chair), Ronald E. Goldsberry, Kevin T. Kabat, Michael J. Passarella and William J. Ryan.

The Finance Committee met six times during 2009. All Committee members satisfy the independence requirements of our Corporate Governance Guidelines.

Governance Committee

The Governance Committee has primary responsibility for developing, implementing and overseeing the company’s corporate governance policies. Under its charter, the Committee’s primary responsibilities are to:

•	Oversee compliance with our Corporate Governance Guidelines;

•	Establish the criteria for selecting director candidates;

•	Identify qualified candidates for the Board in its role as the nominating committee;

•	Develop and implement a process for evaluating the Board and its members;

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About the Board of Directors	2010 Proxy Statement

•	Develop standards for independence of directors; and

•	Periodically review and make recommendations to the Board regarding membership on Board Committees.

Members as of December 31, 2009, were: William J. Ryan (Chair), Pamela H. Godwin and Ronald E. Goldsberry.

The Governance Committee met five times during 2009. All members of the Governance Committee are independent according to the NYSE requirements and otherwise satisfy the independence requirements of our Corporate Governance Guidelines.

Human Capital Committee

The Human Capital Committee oversees the company’s compensation and benefits. Under the charter, the Committee’s primary responsibilities are to review and:

•	Approve the compensation for the CEO and other senior executives;

•	Evaluate employee compensation programs;

•	Oversee compensation regulatory compliance;

•	Recommend the compensation of directors to the Board;

•	Recommend any equity-based compensation plan to the Board;

•	Advise the Board on the Compensation Discussion and Analysis in our Proxy Statement;

•	Oversee compliance with the NYSE requirement that shareholders approve equity compensation plans; and

•	Prepare an Annual Report of the Committee for inclusion in our Proxy Statement as required by regulations of the SEC.

Members as of December 31, 2009, were: A.S. (Pat) MacMillan, Jr. (Chair), Pamela H. Godwin, Thomas Kinser and Edward J. Muhl.

The Human Capital Committee met eight times during 2009. All members of the Committee are independent according to NYSE requirements and otherwise satisfy the independence requirements of our Corporate Governance Guidelines to serve as members of the Committee and are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

Members of the company’s finance, human resources and legal staffs support the Human Capital Committee. The Committee has engaged Towers Perrin (“Towers”) as its independent compensation consultant since 2003 for advice on executive compensation, including the competitiveness of program design and award values (On January 1, 2010, Towers Perrin merged with Watson Wyatt to form Towers Watson). Committee meetings are generally attended by Towers, which also participates in executive

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2010 Proxy Statement	About the Board of Directors

sessions without members of management in attendance and communicates with Committee members outside of meetings. Towers reports directly to the Committee, although the consultants may meet with members of management from time to time on proposals management may make to the Committee. The Committee evaluates the independence of its consultants in accordance with the policy it adopted in February 2009.

Regulatory Compliance Committee

The Regulatory Compliance Committee has responsibility for overseeing state and federal regulatory and legal matters and related risks, both current and emerging, in connection with our businesses which are not presently covered by one of the other standing Board committees. The primary functions of the Committee are to:

•

Receive periodic reports from members of management relating to regulatory matters that may present material compliance issues or exposure to the company or one of its insurance subsidiaries, including those that are the result of any notice from a state or federal regulator or governmental agency, including the Financial Services Authority in the U.K.;

•	Monitor and oversee compliance by the company and its insurance subsidiaries with applicable laws and regulations, including market conduct and ERISA;

•

Establish a reporting system under which the Committee will receive and review quarterly reports on surveys, complaints and other sources of information relating to customer satisfaction with the company and its insurance subsidiaries’ products and services, particularly claims handling services.

Members as of December 31, 2009, were: Gloria C. Larson (Chair), Kevin T. Kabat, A.S. (Pat) MacMillan, Jr. and Edward J. Muhl.

The Regulatory Compliance Committee met four times during 2009. All members of the Regulatory Compliance Committee are independent and satisfy the requirements of our Corporate Governance Guidelines.

Compensation of Directors

Who is responsible for determining the compensation of directors?

The Human Capital Committee, which seeks advice from Towers Perrin, an independent compensation consultant discussed further beginning on page 43, is responsible for determining the compensation of directors.

How often does Unum review director compensation?

Compensation for our non-employee directors is reviewed on an annual basis.

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About the Board of Directors	2010 Proxy Statement

What benchmarking or research is done with regard to director pay?

Our non-employee director compensation is compared to that of companies in two peer groups:

•	The Proxy Peer Group described in the Compensation Discussion and Analysis; and

•	A general industry peer group consisting of 176 companies with market capitalizations ranging from $5 billion to $15 billion included in Towers Perrin’s outside director database.

As with executive pay, peer group data helps us understand the director compensation practices of other companies. The Human Capital Committee uses the median of this peer group as a reference point for setting director compensation in order to ensure that we can attract and retain directors with the appropriate leadership experience and skills.

Did the Board change director compensation in 2009?

No. In the Committee’s review of director compensation in both 2008 and 2009, it found that overall compensation for the Board was slightly below market levels. However, in consideration of the current economic environment, the Committee decided that revising director compensation was not appropriate.

How are directors compensated?

Each non-employee director is paid an annual cash retainer of $80,000. In addition to the annual retainer:

•	Each non-employee director receives an annual grant of restricted stock units valued on the date of grant at $50,000;

•	The Chairman of the Board receives a retainer of $40,000 per quarter;

•	The chair of the Audit Committee receives an annual retainer of $15,000;

•	The chair of each standing committee (other than the Audit Committee) receives an annual retainer of $7,500;

•	Non-employee directors are paid $2,000 for each Board and committee meeting they attend in person and $500 for each Board and committee meeting they attend by conference call; and

•	Directors’ expenses associated with attending meetings of the Board and committees, or other meetings relating to company business, are paid by Unum.

Retainers are prorated for partial years during which a director serves on the Board or as the chair of a committee. Non-employee directors can elect to receive all or a portion of their cash compensation in deferred share rights (the right to receive one share of common stock on the payment date).

Mr. Watjen, because he is an employee of the company, receives no additional compensation for his services as a director of the company or as a director of any of its subsidiaries.

The following table provides details of the compensation of each person who served as a non-employee director during 2009.

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2010 Proxy Statement	About the Board of Directors

NON-EMPLOYEE DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
	($)	($)	($)	($)	($)	($)
E. Michael Caulfield	$118,000	$50,002	$ -	$3,770	$10,573	$182,345
Jon S. Fossel	253,000	50,002	-	4,343	10,694	318,039
Pamela H. Godwin	111,500	50,002	-	6,052	5,213	172,767
Ronald E. Goldsberry	111,500	50,002	-	5,384	7,500	174,386
Kevin T. Kabat	106,500	50,002	-	1,205	-	157,707
Thomas Kinser	114,500	50,002	-	5,959	4,084	174,545
Gloria C. Larson	118,500	50,002	-	8,809	12,244	189,555
A.S. (Pat) MacMillan, Jr.	119,500	50,002	-	570	-	170,072
Edward J. Muhl	107,500	50,002	-	-	-	157,502
Michael J. Passarella	130,500	50,002	-	676	3,073	184,251
William J. Ryan	113,000	50,002	-	3,576	963	167,541

(1)	These amounts include annual and Committee retainers which were paid in cash or deferred. The amount of annual compensation deferred was: Mr. Caulfield - $10,500; Mr. Fossel - $40,000; Ms. Godwin - $40,000; Dr. Goldsberry - $111,500; Mr. Kabat - $40,000; Mr. Kinser - $40,000 and Ms. Larson - $118,500. Compensation is deferred in the form of deferred share rights.

As of December 31, 2009, the aggregate number of deferred share rights of our non-employee directors was as follows:

Mr. Caulfield	12,332	Mr. Kabat	5,020	Mr. MacMillan	838
Mr. Fossel	14,322	Mr. Kinser	20,276	Mr. Passarella	1,465
Ms. Godwin	17,618	Ms. Larson	31,317	Mr. Ryan	8,998
Dr. Goldsberry	15,848

(2)	On May 21, 2009, each non-employee director was granted 3,014 restricted stock units under the Unum Group Stock Incentive Plan of 2007 with a grant date value of $50,000. The amounts shown are the grant date value of these units.

(3)	Two directors have outstanding stock options granted under plans that have been terminated. The aggregate number of shares subject to outstanding option awards at the end of the year for each is as follows: Dr. Goldsberry – 5,533; and Mr. MacMillan – 4,900.

(4)	The amounts shown represent dividend reinvestment earnings on deferred share rights in each director’s account.

(5)	“All Other Compensation” amounts are detailed in the table below:

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About the Board of Directors	2010 Proxy Statement

ALL OTHER COMPENSATION
Name	Matching Gifts(a)	Meeting(b)	Total
E. Michael Caulfield	$7,500	$3,073	$10,573
Jon S. Fossel	-	10,694	10,694
Pamela H. Godwin	4,250	963	5,213
Ronald E. Goldsberry	7,500	-	7,500
Kevin Kabat	-	-	-
Thomas Kinser	1,000	3,084	4,084
Gloria C. Larson	7,500	4,744	12,244
A.S. (Pat) MacMillan, Jr.	-	-	-
Edward J. Muhl	-	-	-
Michael J. Passarella	-	3,073	3,073
William J. Ryan	-	963	963

(a)	Represents the aggregate amount of matching gifts made by the company on behalf of the named director to qualified non-profit organizations and educational institutions. For a description of our Matching Gifts program, see “Do directors receive any other benefits?” below.

(b)	Represents expenses related to expected spousal/guest event attendance incurred in connection with Board meetings. Some travel expenses include travel on the corporate aircraft. When the corporate aircraft was used, the incremental cost, as defined on page 79, was calculated to determine the amounts to be included.

Do directors receive any other benefits?

Directors are eligible to participate in our employee matching gifts program, which provides us with an important way to directly support non-profit organizations and educational institutions. Under this program, eligible gifts from a minimum of $50 to an aggregate maximum gift of $7,500 are matched on a $1 for $1 basis per year. Gifts to accredited colleges, universities, graduate schools, and secondary and elementary schools within the United States are matched on a $2 for $1 basis, subject to the $7,500 matching gift limit.

Are directors eligible for retirement pay?

We do not have a retirement plan for directors. Dr. Goldsberry, who served as a director of UNUM Corporation, prior to its merger into our company in 1999, is entitled to receive an annual payment of $27,500 for four years under the UNUM Corporation plan. These payments will begin upon his departure from the Board. These amounts are not included in the Non-Employee Director Compensation table because the amount payable does not change.

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2010 Proxy Statement	About the Board of Directors

Are there stock ownership guidelines for directors?

Effective January 2008, we adopted a requirement that non-employee directors must hold Unum securities with a value equal to three times the directors’ annual cash retainer of $80,000, or $240,000. Directors have five years from the date they are first elected to their current continuous service on the Board to reach the requirement.

Our management provides the Committee with an ownership summary for each director on an annual basis. The Committee will make a subjective assessment of the appropriate action to take for any director who does not reach the ownership goal in a timely manner. As of December 31, 2009, eight of the 11 non-employee directors had met the ownership goal. The three non-employee directors that had not met the ownership goal were still within the five year period stated above for reaching this requirement.

Under our guidelines for director ownership, each director is expected to retain securities received as a result of director compensation for at least three years from the time the securities vest and retain at least the number of securities necessary to meet the above ownership goal until retirement from the Board.

Director Selection Process

Selection of Nominees for the Board

The Governance Committee, serving in its capacity as the nominating committee, considers candidates for Board membership suggested by Board members, management and shareholders. The Committee uses a national executive search firm to help it identify candidates for the Board, obtain information about prospective candidates’ backgrounds and experience, determine the candidates’ levels of interest in becoming a director of our company, and make arrangements for meetings with prospective candidates. A shareholder who wishes to recommend a prospective nominee for the Board must notify the Office of the Corporate Secretary in writing as described on page 10.

The nominee recommendation should include information required by our bylaws regarding shareholder nominations. Those requirements can be found in this document under “Submitting Nominations” below or on our website at www.unum.com in the Investors area under Corporate Governance.

Once the Committee has identified a prospective nominee, a decision is made whether to conduct a full evaluation of the candidate. This decision is based on information provided to the Committee as well as its own knowledge of the prospective candidate. This may be supplemented by information from the search firm assisting the Committee, or by inquiries to the person making the recommendation, or others. The Committee evaluates the prospective nominee against criteria in our Corporate Governance Guidelines, which include:

•	Evidence of high ethical conduct, integrity, sound judgment and accountability for one’s decisions and actions;

•	Current knowledge and experience that fulfill skills needed on the Board;

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About the Board of Directors	2010 Proxy Statement

•	A willingness to commit time to the Board in order to fulfill its responsibilities;

•	Providing skills that help us build a Board that is effective and responsive to the needs of the company;

•	The ability to embrace a diversity of viewpoints, gender, ethnic background, age, professional experience and other demographics; and

•	Fulfillment of the requirements of independence if the person is being considered for a position as an independent director.

The Committee also considers the number of other public company boards and audit committees on which a prospective nominee serves. The Corporate Governance Guidelines limit the number of public company boards on which a director of the company serves to no more than three in addition to Unum’s Board. The Corporate Governance Guidelines further limit members of the Audit Committee of the Board to serving on no more than two other audit committees of public companies.

The Committee also considers other experience or qualifications from time to time, including:

•	The current composition of the Board;

•	Any needs of the Board; and

•	The need for additional members to satisfy Audit Committee requirements.

The Committee then compares prospective nominees and determines whether to interview a nominee, either in person or by telephone. After completing the evaluation and interview, the Committee makes a recommendation to the full Board as to whom, if anyone, should be nominated. The Board determines whether to accept the nominee after considering the recommendation of the Committee. In accordance with regulatory requirements, the Board may counsel with, or obtain approval of, certain state insurance regulators in connection with the qualifications of individuals asked to become directors.

As outlined in its charter and the Corporate Governance Guidelines, the Committee reviewed those directors whose terms expire at this Annual Meeting. This review took into account each director’s interest in continuing to serve, his or her contributions to the Board, and whether each director possessed special areas of experience or other traits or skills needed by the Board. Following this review, the Committee recommended the re-election of the four nominees identified in this Proxy Statement — E. Michael Caulfield, Ronald E. Goldsberry, Kevin T. Kabat and Michael J. Passarella.

Submitting Nominations

Under our bylaws, nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board. Such a nomination may be made by any nominating committee or person appointed by the Board, or by any shareholder of Unum entitled to vote for the election of directors at the meeting. Our policy is to consider candidates recommended by shareholders in the same manner as other candidates.

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2010 Proxy Statement	About the Board of Directors

Timeliness of Nomination

Notice of such nominations, other than those made by or at the direction of the Board, must be made in a timely manner in writing to our Corporate Secretary by a shareholder of Unum. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than the close of business on the 75th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the date of the Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 75th day prior to such Annual Meeting or the 10th day following the day on which we first make public announcement of the date of such meeting.

Nomination Information

Such shareholder’s notice shall set forth the following information:

As to each person whom the shareholder proposes to nominate for election or re-election as a director:

•	The name, age, business address and residence address of the person;

•	The principal occupation or employment of the person;

•	The class and number of shares of the company which are beneficially owned by the person;

•	A description of all arrangements, understandings or relationships between the shareholder and each nominee, and any other relevant person or persons;

•	All information required by the National Association of Insurance Commissioners’ Biographical Affidavit and attachments, as amended or replaced;

•	Such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; and

•

Any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended (the “Act”), and any other applicable laws, rules or regulations of any governmental authority, or of any national securities exchange or similar body overseeing any trading market on which our shares are traded.

As to the shareholder giving the notice:

•

The name and address of record of the shareholder and its principals (as hereinafter defined) and any shareholder associated person as defined in our bylaws on whose behalf the nomination is made, and the name and address of record of any person that owns or controls, directly or indirectly, 10% or more of any class of securities or interests in such shareholder or shareholder associated person;

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About the Board of Directors	2010 Proxy Statement

•	The class and number of shares of the company which are owned beneficially or of record by the shareholder and any shareholder associated person;

•	A list of all shareholder proposals and director nominations made by the shareholder during the prior 10 years;

•	A list of all litigation filed against principals of the shareholder during the prior 10 years asserting a breach of fiduciary duty or a breach of loyalty;

•

A representation that the shareholder is a holder of record of shares of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. A principal of a shareholder shall be the chief executive officer (or the equivalent) of the shareholder and any individual who owns 10 percent or more, directly or indirectly, of any class of securities or interests in the shareholder and is employed by the shareholder;

•

Any derivative positions held or beneficially held by the shareholder and any shareholder associated person, and whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into, by, or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, such shareholders or any shareholder associated person with respect to any share of our stock;

•	All information required by the National Association of Insurance Commissioners’ Biographical Affidavit and attachments, as amended or replaced; and

•

A representation of whether the shareholder or any shareholder-associated person intends, or is a part of a group which intends: (a) to deliver a Proxy Statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise; and (b) to solicit proxies from shareholders in support of such proposal or nomination.

No potential director nominated by a shareholder is eligible for election as a director unless nominated in accordance with these procedures.

Independence of Directors

What guidelines have been established to determine the independence of Unum directors?

In February 2004, the Board adopted Corporate Governance Guidelines, which were amended most recently in December 2009. Under these guidelines, to be considered “independent,” a director must have no material relationship with our company and must otherwise meet or exceed the criteria for independence set forth in the listing standards of the NYSE.

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2010 Proxy Statement	About the Board of Directors

Under NYSE standards, a director is not independent if:

•	He or she is, or has been within the last three years, an employee of Unum, or an immediate family member is, or has been within the last three years, an executive officer of the company;

•

The director has received, or has an immediate family member who has received, during any 12-month period within the past three years, more than $120,000 in direct compensation from Unum, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(A) The director or an immediate family member is a current partner of a firm that is Unum’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and worked on the company’s audit within that time;

•

The director or an immediate family member is, or has been employed as an executive officer of another company within the last three years, where any of Unum’s present executive officers at the same time serves or served on that company’s compensation committee; and

•

The director is a current employee, or an immediate family member is a current executive officer of a company that has made payments to, or received payments from, Unum for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2 percent of such other company’s consolidated gross revenues.

The Board has determined that the following standards will be used to determine whether a relationship between a director and Unum is immaterial and requires no further analysis of the relationship in determining “independence:”

•

If a director is a current employee, or an immediate family member is a current executive officer, of another company that has made payments to, or received payments from, Unum for property or services in an amount which in any of the last three fiscal years, does not exceed the greater of $1 million or 2 percent of such other company’s consolidated gross revenues and, where there are comparable transactions, the relationship is in the ordinary course of business of Unum and is on substantially the same terms as those prevailing under competitive circumstances at the time for comparable transactions with non-affiliated parties; and

•

Contributions to a charity in which a director of Unum serves as an officer, director or trustee that do not annually exceed a combined 2 percent of the charity’s goal for the year (or other comparable goal as determined by the Governance Committee) or 2 percent of Unum’s annual charitable contribution budget; provided, however, that this limitation shall not apply to annual United Way contributions by Unum that have traditionally been made in communities in which the company has operation centers with more than 500 employees and do not materially exceed the amount of the contribution in the prior year.

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About the Board of Directors	2010 Proxy Statement

Our Corporate Secretary gathers information provided by the directors about their respective relationships and entities with which they are affiliated that might affect their independence from the company. The Committee reviews this information and makes recommendations to the Board as to the independence of the directors. The Board reviews the Committee’s findings and recommendations and makes a determination as to the independence of directors.

Does Unum have any inside directors on its Board?

The Board presently has one inside director, and the Board believes that there should not be more than two, as stated in our Corporate Governance Guidelines.

Inside directors generally include current officers and any person who has been an officer within the past five years. All others are regarded as independent, outside or non-management directors. As required by NYSE, a majority of the Board must have no material relationship with Unum and must otherwise meet NYSE’s criteria for independence.

The Board has determined that the following current directors are independent: E. Michael Caulfield, Jon S. Fossel, Pamela H. Godwin, Ronald E. Goldsberry, Kevin T. Kabat, Thomas Kinser, Gloria C. Larson, A.S. (Pat) MacMillan, Jr., Edward J. Muhl, Michael J. Passarella, and William J. Ryan.

There is only one member of our Board who is not independent, Thomas R. Watjen, because he is employed as our President and Chief Executive Officer. In reaching the determination that all other directors are independent, the Board applied the standards described above.

During 2009, we made charitable contributions totaling $138,000 to a not-for-profit, physical rehabilitation hospital located in Chattanooga, Tennessee, of which Mr. Kinser is one of 15 directors. These contributions exceeded two percent of the hospital’s total charitable receipts for 2009. Accordingly, the Board specifically evaluated whether this relationship impaired Mr. Kinser’s independence. In affirmatively determining that Mr. Kinser is independent, the Board noted that the contributed amount was less than 2 percent of our total cash and in-kind charitable contributions in 2009. Mr. Kinser is not an officer of the hospital and receives no compensation for his services on its board; and the contributions were consistent with our previously stated priorities for charitable giving, which include helping people with disabilities lead independent and fulfilling lives and supporting organizations that provide programs to improve the health and wellness of individuals and local communities.

Our Related Party Transaction Policy

Our written policy concerning related party transactions, which was approved by the Board in May 2007, defines “related party transaction” as any transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. “Related party” includes any director, director nominee, executive officer of the company, any person who beneficially owns more than 5 percent of the company’s stock, and any member of any of their immediate families or any company or other entity in which they have at least a 10 percent interest or other material financial interest. Immediate family members covered under this policy include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law,

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2010 Proxy Statement	About the Board of Directors

daughter-in-law, brother-in-law, sister-in-law and any other person (other than a tenant or employee) sharing the household with the nominee, director, executive officer, or 5 percent beneficial owner.

Prior to entering into the transaction, the related party must notify our General Counsel of the facts and circumstances of the transaction. The General Counsel determines whether the proposed transaction is a related party transaction. If the transaction is determined to be a related party transaction, it is submitted to the disinterested members of the Audit Committee for consideration at the next Committee meeting (or to the chair of the Committee if it is not practical to wait until the next meeting and the chair is not a related party to the transaction). The Committee considers all relevant facts and circumstances, including the benefits to the company, benefits to the related party, and if the related party is an independent director or nominee, the potential effect on the director’s or nominee’s independence of entering into the transaction, any improper conflict of interest that may exist, the availability of other sources for the products and services, the terms of the transaction, and the terms available from or to unrelated third parties generally. The transaction may be approved if it is determined in good faith not to be inconsistent with the best interests of the company and its shareholders. Certain types of transactions are deemed to be pre-approved by the Audit Committee, including executive officer and director compensation arrangements approved by the Board of Directors or the Human Capital Committee, any transaction between the company and any entity in which a related party has a relationship solely as a director, less than 10 percent equity holder, or an employee (other than an executive officer) or all of these relationships.

Transactions with Related Persons

There were no transactions in which we were or will be a participant in which the amount exceeded $120,000 and in which any related party had or will have a direct or indirect material interest in 2009 or up to the date of this proxy statement.

Code of Business Practices and Ethics

In May 2003, the Board adopted a code of business practices and ethics applicable to all or our directors, officers and employees. Separately, the Board adopted a code of ethics applicable to our CEO and certain of our senior financial officers. Both of these codes are available on our website at www.unum.com in the Investors area under Corporate Governance. Copies also are available free of charge by submitting a request to the Office of the Corporate Secretary as described on page 10.

We will provide notice of any waivers of the code of business practices and ethics granted to executive officers or directors on our website and will report any waivers of the code of ethics granted to our CEO or certain of our senior financial officers to the SEC. No waivers have been granted to date, and no such waivers are anticipated.

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About the Board of Directors	2010 Proxy Statement

Interested Parties’ Communications with the Board

Shareholders or other interested parties may communicate with our Chairman, Jon S. Fossel, or any Board members by writing to the Office of the Corporate Secretary as described on page 10 or by calling toll-free 800-718-8824.

In March 2006, the Board approved a process for handling letters received by the company and addressed to non-management members of the Board. Under this process, our Corporate Secretary reviews all such correspondence and regularly provides a log and copies of the correspondence to the lead independent director, who determines whether further distribution of correspondence is appropriate and to whom it should be sent. Any director may at any time review this log and request copies of correspondence. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the internal auditor and handled in accordance with procedures established by the Audit Committee. The Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded from the process, including mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, and matters related to claims or employment.

Corporate Governance Guidelines

The full text of Unum’s Corporate Governance Guidelines can be accessed on our website at www.unum.com in the Investors area under Corporate Governance. These guidelines are reviewed annually by the Governance Committee, including a determination of whether any changes are appropriate in response to regulatory requirements, or other developments.

A copy of the Corporate Governance Guidelines is also available by writing to the Office of the Corporate Secretary as described on page 10 or by calling toll-free 800-718-8824.

About the Independent Auditors

What fees were charged by Ernst & Young LLP?

The fees charged by Ernst & Young LLP as our independent registered public accounting firm in 2008 and 2009 are described below.

Audit Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for audit services were $7,523,107 for 2009 and $ 7,230,568 for 2008. Services rendered by the firm were:

•	The fiscal year audit of our annual financial statements;

•	The audit of internal control over financial reporting;

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2010 Proxy Statement	About the Board of Directors

•	The interim reviews of the financial statements included in our quarterly reports on Form 10-Q; and

•	Services provided in connection with statutory and regulatory filings.

Audit-Related Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for audit-related services, comprised primarily of accounting consultations, SAS 70 reviews, and audit-related services for our employee benefit plans, were $459,207 for 2009 and $477,888 for 2008.

Tax Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for tax planning were $21,187 in 2009 and $48,509 in 2008.

All Other Fees

There were no fees billed during 2009 or 2008 for products or services other than those reported above for audit, audit-related and tax services.

Who is responsible for retaining the independent auditors?

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors.

Does the Audit Committee have a policy of pre-approving services performed by the independent auditors?

Yes. As part of its responsibility, the Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditors. The policy provides for setting pre-approval limits for specifically defined audit and non-audit services. In pre-approving the services, the Committee considers whether such services are consistent with SEC rules on auditor independence. Specific approval by the Committee will be required if fees for any particular service or aggregate fees for services of a similar nature exceed the pre-approved limits. The Committee has delegated to its Chair authority to approve permitted services, and the Chair must report any such decisions to the Committee at its next scheduled meeting.

Will the auditors be at the Annual Meeting to respond to questions?

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

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36	Unum Group

2010 Proxy Statement	Report of the Human Capital Committee

Report of the Human Capital Committee

The Human Capital Committee has reviewed and discussed the following Compensation Discussion and Analysis section with Unum’s management. Based on this review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in both the Proxy Statement and in the company’s Annual Report on Form 10-K for the year ended December 31, 2009.

A.S. (Pat) MacMillan, Jr., Chairman

Pamela H. Godwin

Thomas Kinser

Edward J. Muhl

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, none of the members of the Human Capital Committee was an officer or employee of Unum, and none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Human Capital Committee.

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2010 Proxy Statement	Compensation Discussion and Analysis

Compensation Discussion and Analysis

The Compensation Discussion and Analysis is organized as follows:

Executive Summary	40
2009 Overview	41
Compensation Philosophy and Processes	43
Benchmarking and Peer Group Design	45
Individual Performance Assessment	48
Elements of Pay	49
Executive Compensation Summaries	64
Contracts and Agreements	72
Policies and Practices	74

Additional executive compensation information is organized as follows:

Required Tables	77
Post-Employment Compensation	85
General Releases, Waivers and Post Employment Covenants	97

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Compensation Discussion and Analysis	2010 Proxy Statement

Executive Summary

Overall, 2009 was a successful year for the company as it met or exceeded its primary financial targets, continued to deliver on its customer commitments and maintained a culture of social responsibility. Specifically:

•	The company maintained a solid financial foundation through consistent profitability, sound investments and a disciplined capital management strategy;

•	Unum’s stock price increased 6.9% in 2009, and its three- and five-year returns continued to outperform the industry and the broader stock market;

•

The company continued to deliver on customer commitments as it paid more than $6 billion to claimants in 2009. We have maintained high customer satisfaction scores and achieved solid new customer growth; and

•	Unum enhanced its commitment to corporate social responsibility through community outreach, industry leadership, a focus on the environment, and good corporate governance and citizenship.

With respect to executive compensation, the Committee sets company and individual measures and targets that are designed to drive long-term shareholder value. Value creation is measured on the basis of growth, profitability and effective capital management. The Committee considered these objectives along with the achievements above in reviewing and analyzing executive compensation for 2009.

Our six highest paid executives in 2009, who are included in the Summary Compensation Table on page 77 and who are referred to as “named executive officers” throughout this section, were:

•	Thomas R. Watjen, President and Chief Executive Officer;

•	Richard P. McKenney, Executive Vice President and Chief Financial Officer;

•	Kevin P. McCarthy, Executive Vice President, President and Chief Executive Officer, Unum US;

•	Robert O. Best, Executive Vice President, Chief Operating Officer, Unum US;

•	Randall C. Horn, Executive Vice President, President and Chief Executive Officer, Colonial Life; and

•	Robert C. Greving, former Executive Vice President, Chief Financial Officer and Chief Actuary (retired).

On July 20, 2009, the company hired Mr. McKenney as Executive Vice President. Mr. McKenney assumed the position of Chief Financial Officer effective August 10, 2009, to replace Mr. Greving, who retired September 30, 2009.

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2010 Proxy Statement	Compensation Discussion and Analysis

2009 Overview

Environment

For much of 2009, the environment for financial services firms was very similar to the issues that dominated the latter half of 2008 – precipitous declines in investment and stock markets, an ongoing credit crisis, and general economic weakness. In both the U.S. and the U.K., government support was required for some financial services firms, but Unum did not need or request government support.

The most significant economic factor impacting Unum was the continued rate of high unemployment as companies shed workers and delayed hiring. This trend resulted in top line pressure at Unum and other employee benefit companies.

Company Performance

The primary factor that the Committee considers when making compensation decisions is company performance, though some weight is also given to any external factors that may be outside of the company’s control. By any significant measure, 2009 was a successful year for Unum as we continued to make steady and disciplined progress in spite of the difficult business and economic environment.

•	We maintained a solid financial foundation:

¡	Our core business segments continued to perform with consistent, solid profitability, as pre-tax operating income for the year reached $1.28 billion;

¡	Our balance sheet grew stronger as our investments performed well and we adhered to a disciplined capital management strategy:

¡	Risk-based capital was 382 percent against a target of 360 percent;

¡	Holding company liquidity of $915 million exceeded our benchmark; and

¡	Total shareholder return over three and five years has outperformed the industry and broader market. (See graphs on page 42.)

•	We continued to deliver on our customer commitments:

¡	We paid approximately $6 billion in benefits to individuals and families impacted by life-changing events;

¡	Customer and claimant satisfaction, as measured through third-party surveys, was well above industry benchmarks; and

¡	We reported solid new customer growth of approximately 20 percent across our businesses.

•	We maintained an ongoing commitment to corporate social responsibility and to being a leader in public policy:

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Compensation Discussion and Analysis	2010 Proxy Statement

¡	We contributed more than $6 million to charitable organizations throughout the U.S. and U.K., while our employees volunteered more than 80,000 hours to causes they care most about; and

¡	We continued to take a leadership role within our industry and in the public policy arena, both independently and through our trade associations, to educate people about the important role our benefits have in providing a financial safety net for working individuals and their families.

•	Both sales and earned premium fell short of plan:

¡	Sales were impacted because existing customers were cautious in expanding benefit plans for employees due to the economic environment; and

¡	Premium growth was hampered by lower employment levels and low salary growth.

Overall though, 2009 saw a continuation of many of the positive operating and financial trends of the past several years. The company’s businesses performed well, its financial position remains strong, its market leadership remains intact, and it continues to be held in high regard by its key stakeholders. In reviewing the year, the Committee was pleased with the performance of the company, particularly given the business environment, and believes Unum is well-positioned for the future.

Shareholder Value

A primary goal of the company is creating long-term shareholder value through a focus on profitable growth and financial flexibility. Our stock price rose 6.9% during 2009, and our three- and five-year returns through 2009 outperformed our industry, the S&P 500 and the broader stock market. The following chart compares three- and five-year returns for the company against certain key indices:

(1)	The Proxy Peer Group does not include Unum. Please refer to page 46 for a list of Unum’s Proxy Peer Group companies.

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2010 Proxy Statement	Compensation Discussion and Analysis

Compensation Philosophy and Processes

Our executive compensation philosophy is based on two core goals: (1) to reward performance that helps us achieve our corporate objectives; and (2) to attract and retain talented employees. In practice, this means that we:

•	Offer a base salary that reflects the competitive market as well as the roles, skills, abilities, experience and performance of employees;

•	Provide incentive opportunities for all employees based on the achievement of corporate and individual performance; and

•

Align the long-term interests of management and shareholders, as well as promote a culture of ownership and accountability in the company, by offering equity-based compensation opportunities and requiring senior executive officers to retain equity awards for a specified period of time.

Who is responsible for evaluating and administering executive compensation?

The Committee, which consists solely of independent directors, evaluates, designs and administers a compensation program for executive officers that appropriately links pay, company performance, individual performance and the creation of shareholder value.

The Committee, with input from the full Board, is directly responsible for evaluating the performance of the CEO as well as for determining the elements of his compensation. The Committee also determines compensation for each of the named executive officers.

Mr. Watjen provides a self-assessment to the Committee outlining his own performance for the year. In addition, Mr. Watjen provides performance assessments and compensation recommendations to the Committee for those executives who report to him. This includes all of the named executive officers except Mr. Best, who reports to Mr. McCarthy. Mr. McCarthy provides a performance assessment and compensation recommendations for Mr. Best to Mr. Watjen, who then discusses these recommendations with the Committee. Mr. Watjen does not participate in decisions related to the establishment of his own pay, nor does he have any decision-making authority with regard to his compensation or the compensation of any other named executive officers. These decisions are made solely by the Committee.

Mr. Watjen also provides his perspective to the Committee on the environment and the company’s performance. While the Committee considers this in its decision process, it exercises its own independent judgment in determining compensation for the CEO and other named executive officers based on its assessment of company and individual performance.

Does the Committee use an outside consultant for advice?

The Committee engaged Towers Perrin as its compensation consultant. In this capacity, Towers Perrin provided the Committee with objective and expert analyses, independent advice and information with respect to executive and director compensation.

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Compensation Discussion and Analysis	2010 Proxy Statement

The Committee adopted a policy in 2009 establishing standards designed to ensure that compensation consultants are independent of the persons for whom compensation advice or recommendations are solicited. This policy stipulates the following:

•

Compensation paid to the Committee’s compensation consultant must not be directly affected by amounts paid by the company to the consultant’s employer for services unrelated to those provided to the Committee;

•	The compensation consultant does not have a family relationship with any covered person; and

•	The compensation consultant must certify to the Committee on an annual basis that each of the foregoing standards has been satisfied.

In addition to the steps the Committee takes to ensure independence, Towers Perrin has also taken steps to separate its compensation consultants from other services provided to Unum by the firm. The Committee’s consultants are not involved in developing proposals or soliciting the company to secure additional business from Unum, nor do they participate in other consulting assignments for the company. The firm has also confirmed that pay for these consultants was not directly impacted by the fees Towers Perrin collects from Unum for the other services it provides, all of which were unrelated to the design of executive compensation. Towers Perrin attested to these independence steps in a letter to the Committee.

To further ensure the independence of Towers Perrin in this capacity, compensation consultants from the firm reported directly to the Committee. At most Committee meetings, an executive session was held without management present, to discuss compensation issues with these consultants. Furthermore, management interacts with the consultants only when doing so on behalf of the Committee or as it relates to proposals the Committee will review for approval.

Members of the company’s finance, human resources and legal staffs also supported the Committee in its work by providing information and responding to questions. Additionally, employees from these departments discuss various executive compensation topics with Towers Perrin, including how the compensation plans fit with other programs and business objectives. Although these staff members may make recommendations, the final decision on all executive compensation matters rests solely with the Committee.

What were the fees paid to Towers Perrin in 2009?

Towers Perrin received $350,453 for services provided to the Committee in 2009. The aggregate fees paid to Towers Perrin for all other services provided to the Company during 2009 were $352,969.

On January 1, 2010, Towers Perrin merged with Watson Wyatt to form Towers Watson. Given the merger of Towers Perrin and Watson Wyatt, we believe it is appropriate to also disclose the fees paid to Watson Wyatt during 2009. Unum paid a total of $569,673 to Watson Wyatt. Of that amount, $518,469 was for actuarial, financial, regulatory and compliance support services related to the pension plan. The remaining amount was related to the development, implementation and administration of a compensation and benefits statement for all employees.

44	Unum Group

2010 Proxy Statement	Compensation Discussion and Analysis

Benchmarking and Peer Group Design

To what extent does the Committee use external data to compare executive compensation?

When making compensation decisions, the Committee compares the compensation of our CEO and the other named executive officers to that of similarly-situated executives at peer companies. This process is often referred to as “benchmarking.” These comparisons are used as points of reference but do not take the place of internal analyses or consideration of the company and individual performance.

The Committee uses two sources for benchmarking executive compensation:

•

For the CEO, the Committee uses a collection of peer firms (Proxy Peer Group) that includes a mix of publicly traded insurance and financial services companies that are Unum’s primary competitors for executive talent. This group is the primary source for benchmarking CEO pay because the CEO role is generally consistent across companies. The Committee also uses the Towers Perrin Diversified Insurance Study (Towers Perrin Study), which is a private study of 29 large insurance companies (including Unum), as a secondary source for benchmarking CEO pay.

•

For named executive officers other than the CEO, the primary benchmarking source used is the Towers Perrin Study. The Proxy Peer Group is used as a reference for the CFO but not for the remaining named executive officers because responsibilities of the heads of subsidiaries and other business units tend not to be directly comparable across other companies. Additionally, those in comparable positions at other companies may not be among the five highest-paid executives at those companies, in which case data about their compensation may not be publicly available. Because most of these companies are our key competitors for executive talent, the Committee believes that this study provides a relevant comparison, represents an unbiased selection of companies, and remains relatively constant.

The Committee reviews the Proxy Peer Group annually, and companies are added and removed from this list as either industry consolidation occurs or our corporate objectives change. The companies that make up the Proxy Peer Group did not change in 2009.

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Compensation Discussion and Analysis	2010 Proxy Statement

The table below sets forth the companies that comprise the Proxy Peer Group and the firms included in the Towers Perrin Study.

BENCHMARKING AND PEER GROUPS(1)
Company	Proxy Peer Group(2)	Towers Perrin Diversified Insurance Study(3)	Company	Proxy Peer Group(2)	Towers Perrin Diversified Insurance Study(3)
Aegon USA		•	Marsh & McLennan	•
Aetna	•	•	Massachusetts Mutual		•
AFLAC	•	•	MetLife	•	•
AIG		•	Nationwide		•
Allstate		•	New York Life		•
American United Life		•	Northwestern Mutual		•
Aon	•		Pacific Life		•
Assurant	•		Phoenix Companies	•	•
AXA Equitable		•	Principal Financial	•	•
Cigna	•	•	Protective Life	•
Conseco	•		Prudential Financial	•	•
Genworth Financial	•	•	Securian Financial		•
Guardian Life		•	Stancorp	•
Hartford Financial	•	•	Sun Life Financial		•
Humana	•		Thrivent Financial		•
ING		•	TIAA-CREF		•
John Hancock		•	Torch mark	•
Lincoln Financial	•	•	USAA		•

(1)	For compensation decisions made in early 2009, benchmarking comparisons were made to the 2008 Towers Perrin Diversified Insurance Study and the 2008 Proxy Peer Group. Although Unum is part of the Towers Perrin Study, we are excluded from this table.

(2)	The Proxy Peer Group remained unchanged in 2008 for benchmarking our 2009 compensation. This group included larger competitors and smaller companies with Unum being slightly above the peer median for assets, revenue and market capitalization for the year ended December 31, 2008. However, given that all companies experienced a significant loss in market capitalization and a negative shareholder return, the Committee did not make any changes to our Proxy Peer Group during 2009. The list includes both property and casualty as well as life and health insurers.

(3)	Allianz and Mutual of Omaha did not participate in the 2008 Towers Perrin Diversified Insurance Study, reducing the participants from 31 in 2007 to 29 in 2008.

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2010 Proxy Statement	Compensation Discussion and Analysis

Does the Committee set targets for how its executive compensation compares to other companies?

Yes. Each element of compensation is targeted at the approximate median of the market as defined by the Proxy Peer Group and the Towers Perrin Study, although this comparison is only one of a number of factors that guide the Committee’s determinations. The elements of our compensation program are: (1) base salary; (2) targeted total cash (base salary plus targeted annual incentive); and (3) targeted total direct compensation (base salary plus both targeted annual and long-term incentives). The comparison of our total cash and total direct compensation elements to those at peer companies ensures that the balance among the elements of compensation is competitive. At the same time, company and individual performance determines a majority of the compensation received by our named executive officers.

With respect to the CEO, the Committee compares each of the compensation elements to the Proxy Peer Group using the same methodology described above. Additionally, the CEO pay is compared to the median of the compensation paid to executives in comparable roles at the companies in the Towers Perrin Study as an additional source of data. Although we compare CEO pay targets to the median of pay in comparable roles at other companies, the actual pay determined by the Committee each year is primarily based on company and individual performance as well as the business environment.

Does the Committee rely solely on peer group data when making decisions?

No. While peer group data is important, it is secondary to the primary factors considered by the Committee when making compensation decisions, which include the following:

•	Company performance;

•	Individual performance;

•	The executive’s level of responsibility;

•	The creation of shareholder value; and

•	Our executive compensation philosophy.

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Compensation Discussion and Analysis	2010 Proxy Statement

Individual Performance Assessment

How is individual performance evaluated for the CEO and the other named executive officers?

The Committee evaluates individual performance using input from four sources:

•	An assessment of each named executive officer’s performance (other than the CEO) completed by his manager;

•	A 360 degree evaluation of performance and leadership attributes completed by the named executive officer’s manager, peers, direct reports and other partners (internal or external customers);

•	A Board assessment of each named executive officer; and

•	A self assessment by the named executive officer that evaluates his own performance.

Through assessing individual performance in the methods described above, each named executive officer is measured against the following six leadership criteria:

•	Delivers results;

•	Builds organizational talent;

•	Is an effective decision maker;

•	Creates business and enterprise value;

•	Engages employees in the vision; and

•	Is values driven.

The Committee considers information from each of these four assessment sources in arriving at the individual performance percentage for each named executive officer. This percentage is then used in the calculation of annual and long-term incentive awards as described on the following pages. In assessing performance for 2009, the Committee highlighted certain items for each named executive officer. These highlights can be found in the executive profiles beginning on page 66.

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2010 Proxy Statement	Compensation Discussion and Analysis

Elements of Pay

The elements of compensation for Unum’s named executive officers are described in the table below.

PAY ELEMENTS
Compensation Element	Objective/Purpose
Annual base salary (not at risk)	To provide a fixed amount of compensation which is reflective of the market for similar jobs as well as individual skills, abilities and performance. Aligns with our compensation philosophy of attracting and retaining talented individuals.
Annual incentive awards (at risk)	To motivate executives to achieve short-term corporate financial goals as well as individual objectives. Aligns with our compensation philosophy of rewarding performance in the achievement of short-term corporate objectives.
Long-term incentive awards (at risk)	To motivate long-term performance and align the interests of management and shareholders. Aligns with our compensation philosophy of rewarding long-term performance and attracting and retaining talented individuals.
Retirement and workplace benefits (not at risk)	To provide a competitive program which addresses health, welfare and retirement needs of executives and other employees. Aligns with our compensation philosophy of attracting and retaining talented individuals.
Perquisites and other personal benefits (not at risk)	Most perquisites were eliminated as of January 1, 2008. The limited perquisites we currently offer are provided as the result of a specific business purpose or a contractual arrangement.

Consistent with our philosophy of tying compensation with the performance of the company, our named executive officers, as the most senior individuals, have a majority of their total compensation “at risk.” Compensation that is “at risk” is contingent upon named executive officer performance or the achievement of specific results and is subject to Committee discretion.

We do not, however, have a predetermined policy for allocating cash and non-cash, or annual and long-term incentive compensation. Instead, the Committee annually reviews the Towers Perrin Study described earlier to ensure an appropriate level and mix of compensation based on competitive practices. The pie charts shown in each named executive officer’s profile of the Executive Compensation Summaries section, beginning on page 66, provide an overview of each executive’s actual pay mix for 2009.

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Compensation Discussion and Analysis	2010 Proxy Statement

Annual Base Salary

How are the base salaries of named executive officers determined?

Salaries are established based on a named executive officer’s position, skills, experience, responsibility, and performance. Competitiveness of salary levels is assessed annually relative to the 50th percentile of salaries in the marketplace for similar executive positions. Increases may be considered for factors such as changes in responsibilities, individual performance, and/or changes in the competitive marketplace.

Based on the CEO’s recommendation, the Committee decided not to grant salary increases to named executive officers in 2009. The primary reasons for this decision were the current economic environment and market trends for executive compensation.

In addition, at its February 2010 meeting, the Committee, with input from the CEO and the executive management team, decided not to grant base salary increases in 2010 for the named executive officers, as well as for employees at the vice president level and higher. This decision recognized that, although the overall performance of these senior executives was strong and has positioned us well for the future, raising base pay in this challenging environment was not prudent.

Mr. McKenney was hired on July 20, 2009. His base salary was determined at that time based on his skills and experience as well as market data.

Annual Incentive Awards

The purpose of the annual incentive is to reward performance based on the achievement of both company and individual performance, thereby aligning compensation with the objectives of shareholders. The Management Incentive Compensation Plan (MICP) of 2008, which became effective January 1, 2008, is our principal vehicle for awarding annual incentive compensation.

Under the plan:

•	All non-sales employees are eligible to receive an annual bonus;

•	Our named executive officers participate in the Executive Officer Incentive Plan, which is also a part of the 2008 MICP; and

•

The Committee establishes an objective performance measure in the beginning of the year to provide funding for bonus payments. If this goal is achieved, employees are eligible to receive an award for that performance year. If this goal is not achieved, the plan is not funded and no employees are eligible for a payment under the plan.

For 2009, the objective performance measure established by the Committee was $349.2 million, or approximately two times the amount of after-tax operating earnings needed to pay dividends and cover interest on our debt. The company successfully achieved the threshold allowing for funding of the incentive plan. The total bonus payments awarded to all employees under this plan were less than 1% of the company’s total operating revenue.

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2009 Proxy Statement	Compensation Discussion and Analysis

How does the plan work?

Once the corporate threshold is met as described above, company and business unit performance as a percentage of plan is calculated. That percentage is agreed upon by the Committee. Individual performance for each named executive officer is then established by the Committee and a percentage assigned based on the process described on page 48.

As shown in the table below, the annual incentive target for each named executive officer is multiplied by the company performance percentage and then by the individual performance percentage to arrive at the annual incentive award.

ANNUAL INCENTIVE FORMULA
Beginning of Each Year	Application of Annual Incentive Criteria/ Award Determination							Final Review by the Committee

Threshold and Target performance goals set and approved by the Committee	Annual Incentive Tarqet for Position ($)	X	Company Performance (%)	X	Individual Performance (%)	=	Annual Incentive ($)	(1)

(1)	The Committee exercises discretion as to the final payment considering all performance factors, including, but not limited to, the quality of financial results and personal contributions to these results.

What are the annual incentive targets and how are they determined?

The Committee sets individual annual incentive targets at the 50th percentile for each named executive officer. These targets are stated as a percentage of each individual’s base salary, and are established based on a number of factors, including the approximate median of the Proxy Peer Group for the CEO and the Towers Perrin Study for other named executive officers as previously discussed on page 45. The Committee also considers each individual’s target relative to other named executive officers, given their respective levels of responsibility. For 2009, the annual incentive targets (as a percentage of base salary) for the named executive officers were: 150% for Mr. Watjen; 100% for Messrs. McCarthy and McKenney; 90% for Mr. Best; 80% for Mr. Horn; and 65% for Mr. Greving.

What were the company performance targets for 2009?

In February of each year, the Committee sets targets for several performance measures with the levels or ranges of payment for each target. Performance measures and their respective targets are established for the company as a whole (Unum Group) as well as for each of our business units (Unum US, Colonial Life, and Unum UK), and weightings are assigned to each performance measure based on its relative importance to the company or business unit. The list of targets and weightings by business unit is shown in the table on the following page.

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Compensation Discussion and Analysis	2010 Proxy Statement

The 2009 performance measures and their weightings in determining company performance for the annual incentive awards are:

2009 ANNUAL INCENTIVE AWARD PERFORMANCE TARGET

Performance Measure(1)	Component Weighting	Target
Unum Group

Pre-tax operating income	35%	$1,264.1 million

Return on equity	20%	11.6%

Revenue	20%	$10,299.5 million

Operating expenses	10%	$268.9 million

Capital Composite	15%	100%

Unum US

Pre-tax operating income	40%	$796.9 million

Earned premium	20%	$5,875.7 million

Sales	15%	$800.0 million

Service	15%	100%

Operating expense ratio	10%	18.40%

Colonial Life

Pre-tax operating income	40%	$283.1 million

Sales	25%	$367.5 million

Service	15%	100%

Earned premium	10%	$1,026.2 million

Operating expense ratio	10%	17.84%

Unum UK

Pre-tax operating income	40%	£172.4 million

Earned premium	20%	£482.7 million

Sales	15%	£63.0 million

Service	15%	100%

Operating expense ratio	10%	19.47%

(1)	For purposes of the annual incentive plan, pre-tax operating income is defined as net income adjusted to exclude income tax and net realized investment gains and losses.

Return on equity is calculated by taking operating income after tax, which is net income adjusted to exclude after-tax realized investment gains and losses and dividing it by stockholders’ equity adjusted to exclude the net unrealized gain or loss on securities and the net gain on cash flow hedges.

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2010 Proxy Statement	Compensation Discussion and Analysis

Revenue is calculated by taking total revenue and excluding net realized investment gains and losses.

Consolidated capital equals adjusted stockholders’ equity as described above less associated capital of Tailwind and Northwind plus adjusted consolidated debt.

The Capital Composite component weighting for Unum Group includes a weighted average of leverage, risk based capital and holding company liquidity goals. The weights are 25% for leverage (recourse debt to total capital), 60% for risk based capital (consolidated U.S. for NAIC Company Action RBC ratio) and 15% for holding company liquidity (holding company and intermediate holding company cash and liquid assets). Leverage is calculated by taking consolidated debt excluding non-recourse debt associated with Tailwind Holdings, LLC (Tailwind) and Northwind Holdings, LLC (Northwind) and dividing it by consolidated capital.

Why are these performance measures and their respective targets selected?

The Committee selected these performance targets because it believes they represent long-term drivers of shareholder value. The growth and competitiveness of the company are measured using sales, earned premium and revenue targets. Profitability achievement is measured using pre-tax operating income. Capital management effectiveness is measured using return on equity and the capital composite. Effective and efficient customer service is measured using the service and operating expense ratio targets.

How are the annual incentive awards of the named executive officers related to the performance of Unum Group and the performance of its individual business operations?

The portion of each named executive officer’s annual incentive award that is tied to Unum Group’s performance and the performance of the company’s business operations differ. Messrs. Watjen, McKenney and Greving’s incentive awards for results achieved in 2009 were based entirely (100%) on the results of Unum Group for each of its performance measures as described above. For Messrs. McCarthy and Best, 25% of their award was based on Unum Group performance and 75% on Unum US performance. For Mr. Horn, 25% of his award was based on Unum Group performance, and the remaining 75% was based on Colonial Life performance.

For Messrs. McCarthy, Best and Horn, basing a portion of annual incentive awards on the performance of Unum Group best reflects the contribution each makes to the effective management of the total company.

Does the Committee take into consideration any exceptions when determining Unum’s performance?

When the Committee set the performance measures and weightings for 2009, it established a list of items that would be excluded from the calculation of the company’s performance for purposes of the annual and long-term incentive plans. Among these items were:

•	Reserve adjustments resulting from accounting or regulatory law changes that were not included in the 2009 financial plan;

•	The impact of any acquisitions, divestitures, or block reinsurance transactions not included in the 2009 financial plan;

•	The effect of any regulatory, legal or tax settlements not included in the 2009 financial plan;

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Compensation Discussion and Analysis	2010 Proxy Statement

•	The impact of fluctuating currency exchange rates not already assumed in the 2009 financial plan;

•	Debt issuance, repurchasing or retirement; or stock repurchase or issuance not included in the 2009 financial plan; and

•	Fees or assessments, including tax assessments, from new legislation not included in the basic 2009 financial plan.

In measuring financial results for 2009, the Committee excluded only the impact of fluctuating currency exchange rates not already assumed in the 2009 financial plan.

How did the Committee determine the total cash payment in 2010 to each named executive officer for 2009 performance?

As described in this section, the Committee considers company and individual performance when determining annual incentive award amounts for named executive officers.

Company and Business Performance

In determining company and business unit performance percentages the Committee evaluates performance against each of the targets listed on page 52. The Committee may also take into account other factors, including economic considerations as well as non-financial goals. The Committee concluded that the performance of Unum Group was above plan.

Individual Performance

In arriving at the individual performance percentage for Mr. Watjen, the Committee considers the overall performance of the company, input from the company’s 360 degree review process for him, the Board evaluation of him, and Mr. Watjen’s self-assessment of performance.

In determining the individual performance percentage of the other named executive officers, the Committee considers both the company and the individual’s business unit results, as well as individual contributions to those results, input from the company’s 360 degree review process, manager’s evaluation, the Board’s evaluation, Mr. Watjen’s feedback and each named executive officer’s self assessment of his performance.

Specific highlights of each named executive officer’s individual performance for 2009 are included in the executive profiles beginning on page 66.

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2010 Proxy Statement	Compensation Discussion and Analysis

	ANNUAL INCENTIVE PAID IN 2010						(Based on Performance in 2009)

Executive	Eligible Earnings ($)		2009 Incentive Target (%)		Company Performance (%)		Individual Performance (%)		2009 Annual Incentive Paid ($)
Mr. Watjen	$1,108,461	X	150%	X	105.00%(1)	X	115%	=	$2,007,700
Mr. McKenney	300,000	X	100%	X	105.00%(1)	X	100%	=	650,000(2)
Mr. McCarthy	569,346	X	100%	X	105.00%(3)	X	125%	=	747,267
Mr. Best	518,961	X	90%	X	105.00%(3)	X	110%	=	539,460
Mr. Horn	478,654	X	80%	X	95.25%(4)	X	110%	=	401,208
Mr. Greving	315,000	X	65%	X	105.00%(1)	X	100%	=	286,650(5)

(1)	Company performance for Messrs. Watjen, McKenney and Greving is based on Unum Group achievement of 105%.

(2)	Mr. McKenney joined the company mid-year and made significant contributions in a number of areas. As a part of his employment offer, for 2009 only, the company guaranteed a target award ($650,000).

(3)	Messrs. McCarthy and Best each have a 75% Unum US and 25% Unum Group performance split. Unum US achievement was 105% and Unum Group achievement was 105%.

(4)	Mr. Horn has a 75% Colonial Life and 25% Unum Group performance split. Colonial Life achievement was 92% and Unum Group achievement was 105%, which when weighted, is an achievement of 95.25%.

(5)	Mr. Greving was eligible to receive an annual incentive award under the terms of the plan. Based on his performance in 2009, the Committee decided to award Mr. Greving his annual incentive at target ($420,000 x 65% = $273,000), with Unum Group achievement applied, in recognition of the significant contributions he made during the transition period to a new CFO.

Long-Term Incentive Awards

As previously outlined, our goal is to align the long-term interests of management and shareholders. The long-term incentive program creates this alignment by tying a substantial portion of the executive’s compensation directly to the company’s stock price. The awards, which are a combination of stock options and restricted stock units, are granted under the Stock Incentive Plan of 2007.

In this Proxy Statement, we will describe two grants:

•

Grants made in February 2009 related to 2008 performance, which are reported in the Summary Compensation Table on page 77 and the Grants of Plan Based Awards table on page 80, in accordance with the SEC disclosure rules; and

•	Grants made in February 2010 related to 2009 performance, which will be reported in the Summary Compensation Table and Grants of Plan Based Awards table in the 2011 Proxy Statement.

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Compensation Discussion and Analysis	2010 Proxy Statement

What form of long-term incentive awards are paid to named executive officers?

We currently provide a mix of stock options and restricted stock units as part of our long-term incentive program for named executive officers. Seventy-five percent of the award is granted as restricted stock units and 25% is granted as stock options. This mix was based on a review of peer practices and ensures that a portion of each executive’s compensation is tied to the increase of our stock price over the long term.

Mr. Watjen’s current ownership stake of 18 times his salary is far in excess of the required ownership stake for the CEO. Given his significant ownership, and in the interest of prudent risk management, the Board strongly recommended to Mr. Watjen that he take steps to slow the growth of his stock ownership. As a result, Mr. Watjen entered into a 10b5-1 plan on May 29, 2009, to sell 50,000 shares each quarter. In addition, beginning with his February 2010 grant, the Committee made the decision that 50% of Mr. Watjen’s restricted stock unit grants will be settled in cash with the remaining 50% continuing to be settled in stock.

What are restricted stock units?

Restricted stock units, granted on the basis of company and individual performance, are valued in terms of company stock but no actual stock is issued at the time of grant. Instead, company stock is issued only when the grant actually vests. Restricted stock units differ from restricted stock in two ways:

•	Dividends are not paid in the form of cash on a quarterly basis but rather as additional restricted stock units; and

•	There are no shareholder voting rights unless and until the award is settled in shares.

The process of dividend reinvestment associated with restricted stock units helps achieve our objective of closely aligning named executive officers’ compensation with shareholder interests.

Is there a company performance threshold established for the long-term incentive awards similar to that in place for the annual incentive?

Yes. As is the case with the Executive Officer Incentive Plan, for 2009 the company performance threshold established by the Committee for the long-term incentive program was $349.2 million, or approximately two times the amount of after-tax operating earnings needed to pay dividends and cover interest on our debt. The company successfully achieved the threshold allowing for funding of the incentive plan.

As with the annual incentive plan, this threshold provides funding for the plan. If the threshold is achieved, each named executive officer is eligible to receive the maximum award, set by the Committee, for that performance year. If the threshold is not achieved, the plan is not funded and none of the executives are eligible for an award under the plan.

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2010 Proxy Statement	Compensation Discussion and Analysis

How does the plan work?

Once the threshold is met, the Committee considers the company’s performance against the targets listed on page 58. In arriving at the company performance achievement percentage, other factors may also be taken into consideration by the Committee, including economic and relative performance considerations as well as the achievement of non-financial goals.

As shown in the table below, the individual’s long-term incentive target is multiplied by the corporate performance percentage and then by the individual performance percentage to reach the overall long-term incentive award. The long-term incentive award is then delivered 75% as restricted stock units and 25% as stock options. The awards vest based on the named executive officer’s continued service over a three-year period.

This structure serves both objectives of our compensation philosophy: the retention of key executives and linking compensation to performance. The one-year performance goals that determine the awards to be granted give our named executive officers strong incentives to meet corporate performance objectives. At the same time, the three-year vesting requirement both helps us retain the named executive officer and links the value of the award to the performance of the company during that period.

The concept of making grants based on the assessment of prior year’s performance is similar to our annual incentive program.

LONG-TERM INCENTIVE FORMULA

Beginning of Each Year	Application of Long-Term Incentive Criteria/ Award Determination							Final Review by the Committee

Threshold and Target performance goals set and approved by the Committee	Long-Term Incentive Target for Position(1) ($)	X	Company Performance (%)	X	Individual Performance (%)	=	Long-term Incentive(2) ($)	(3)

(1)	Target incentive for position is individually determined and detailed on page 59 for each named executive officer.

(2)	Long-term incentive is delivered 75% as restricted stock units and 25% as stock options.

(3)	The Committee exercises discretion as to the final payment considering all performance factors, including, but not limited to, the quality of financial results and personal contributions to these results.

What were the individual long-term incentive targets for each named executive officer?

At its February meeting, the Committee sets an individual target for each named executive officer based on the approximate median of the comparison group. The Committee also considers each individual’s target relative to other named executive officers, given their respective levels of responsibility. These targets are set as a percentage of base salary for each named executive officer.

The long-term incentive targets for the named executive officers were: 400% for Mr. Watjen; 150% for Messrs. McCarthy and McKenney; 125% for Mr. Best; 100% for Mr. Horn; and 90% for Mr. Greving.

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What were the company performance targets for long-term incentive awards?

Each year at its February meeting, the Committee establishes corporate performance measures for the long-term incentive award program. Much like the annual incentive plan, each factor is then weighted based on its relative importance to the company or business unit as well as on its potential impact on shareholder returns.

In addition to disclosing the 2009 grants for performance in 2008 in the Summary Compensation Table and the Grants of Plan-Based Awards table as required by SEC rules, we are also disclosing the long-term incentive awards granted in February 2010 for 2009 performance.

2009 Long-Term Incentive for 2008 Performance

In February 2009, the Committee granted long-term incentive awards based on 2008 performance. The corporate performance factors, weightings and targets for 2008 were:

2009 LONG-TERM INCENTIVE FOR 2008 PERFORMANCE AWARD TARGETS

Corporate Performance Factors	Component
Unum Group	Weighting	Target
Before-tax operating earnings (excluding realized investment gains and losses)	40%	$1,270.9 million
Return on equity	40%	11.16%
Revenue	20%	$10,588.3 million

Why were these performance targets selected?

The Committee believes these performance targets represent long-term drivers of shareholder value. Value creation is measured on the basis of growth, profitability and effective capital management. Long-term growth is measured using overall company revenue as the target. Profitability achievement is measured using pre-tax operating income. Capital management effectiveness is measured using return on equity. Consistent with our annual incentive plan, each measure is weighted based on its relative importance to the achievement of the company’s long-term business plan.

What were the individual long-term incentive grants for 2008 performance?

The Committee assessed the company’s performance and compared the actual corporate results to the targets established for each measure to arrive at the corporate performance percentage. The Committee then determined an individual performance percentage for each named executive officer based on an assessment of individual performance (described on page 48). The award amount was then calculated and expressed in U.S. dollars. Finally, 75% of the award was converted to a number of restricted stock units using the closing price of the stock on the grant date. The remaining 25% was converted to stock options based on the Black-Scholes value of the stock options on the grant date.

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In February 2009, based on 2008 performance, the Committee approved grants of restricted stock units and stock options for the named executive officers as outlined in the following table:

	LONG-TERM INCENTIVE GRANTED IN 2009(1)									(Based on Performance in 2008)
Executive	2008 Long-Term Incentive Target	2008 Long-Term Incentive Target		Corporate Performance		Individual Performance		2008 Long-Term Incentive Granted (Feb. 2009)		Shares of Restricted Stock Units Granted (Feb. 2009)	Stock Options Granted (Feb. 2009)
	(% of Salary)	($)		(%)		(%)		($)		(#)	(#)
Mr. Watjen	400%	$4,400,000	X	120%	X	125%	=	$4,268,395	(3)	281,557	239,796
Mr. McKenney(2)	-	-	X	-	X	-	=	-		-	-
Mr. McCarthy	150%	847,500	X	120%	X	120%	=	1,220,397		80,501	68,562
Mr, Best	125%	643,750	X	120%	X	110%	=	849,750		56,052	47,739
Mr. Horn	100%	475,000	X	120%	X	105%	=	598,503		39,479	33,624
Mr. Greving	90%	378,000	X	120%	X	115%	=	521,642		34,409	29,306

(1)	The 2008 long-term incentive was granted in February 2009 based on performance in 2008. This information corresponds to the equity awards reported in the Summary Compensation Table on page 77, except for Mr. Greving who had accelerated vesting of his outstanding equity at retirement. More details can be found in footnote 5 to the Summary Compensation Table.

(2)	Mr. McKenney was not a Unum employee at the grant date.

(3)	Mr. Watjen’s long-term incentive was restricted to a maximum payout under the plan.

2010 Long-Term Incentive for 2009 Performance

In February 2010, the Committee granted long-term incentive awards for 2009 performance. The corporate performance factors, weightings and targets for 2009 were:

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Compensation Discussion and Analysis	2010 Proxy Statement

2010 LONG-TERM INCENTIVE FOR 2009 PERFORMANCE AWARD TARGETS

Corporate Performance Factors	Component	Target
Unum Group	Weighting
Before-tax operating earnings (excluding realized investment gains and losses)	40%	$1,264 1 million
Return on equity	40%	11.60%
Revenue	20%	$10,299.5 million

Individual Performance

The Committee evaluates individual performance by considering company performance, individual contributions to those results, input from the company’s 360 degree review process, a self assessment of his performance and a formal evaluation by the Board of Directors. In the case of other named executive officers, Mr. Watjen’s recommendation is also considered.

The table below provides an overview of the calculation of the long-term incentive awards.

	LONG-TERM INCENTIVE GRANTED IN 2010(1)								(Based on Performance in 2009)
Executive	2009 Long-Term Incentive Target	2009 Long-Term Incentive Target		Corporate Performance		Individual Performance		2009 Long-Term Incentive Granted	Shares of Restricted Stock Units Granted (Feb. 2010)	Stock Options Granted (Feb. 2010)
	(% of Salary)	($)		(%)		(%)		($)	(#)	(#)
Mr. Watjen	400%	$4,400,000	X	110%	X	115%	=	$5,566,000	200,890(3)	153,927
Mr. McKenney(2)	150%	975,000	X	110%	X	100%	=	975,000	35,190	26,963
Mr. McCarthy	150%	847,500	X	110%	X	125%	=	1,165,313	42,059	32,227
Mr. Best	125%	643,750	X	110%	X	110%	=	778,938	28,114	21,541
Mr. Horn	100%	475,000	X	110%	X	110%	=	574,750	20,744	15,895

(1)	The 2009 long-term incentive was granted in February 2010 based on performance in 2009. Due to Mr. Greving’s retirement on September 30, 2009, he was not eligible to receive a long-term incentive award for his 2009 performance.

(2)	Mr. McKenney was eligible for a pro-rated long-term incentive award based upon corporate and individual performance. As a part of his employment offer, for 2009 only, the company guaranteed a target award ($975,000).

(3)	Of the 75% portion of Mr. Watjen’s long-term incentive award that was paid in restricted stock units, 50% will be settled in stock and 50% will be settled in cash upon vesting.

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Equity Performance Grant

An Equity Performance Grant was approved by the Board of Directors in 2007 and reported in our 2008 Proxy Statement. This special grant of performance-based restricted stock units was granted to approximately 50 key officers who, through their performance and leadership, were identified as being able to truly impact Unum’s ability to achieve ongoing corporate objectives.

Grant recipients, including Messrs. Watjen, McCarthy, Best and Horn, are eligible to receive restricted stock units upon vesting over three different periods, based on performance between 2007 and December 31, 2011. In order for the grants to vest in any period, these two factors must be met:

•	Achievement of thresholds for financial plan performance, risk-based capital, assessments by rating agencies and regulatory compliance; and

•	Once the above thresholds are achieved, the percentage vesting is based on a schedule of stock price appreciation, beginning at $26 per share.

For the first plan performance period, from 2007 through December 31, 2009, only three of the four achievement thresholds were met. Therefore, no vesting occurred for that period. On February 12, 2010, subsequent to their review, the fourth threshold was met. The Committee will review plan performance two additional times, in 2011 and 2012. Upon Committee verification that all thresholds have been met for any of the remaining performance periods, the restricted stock units will vest according to a stock price appreciation schedule and will be awarded to grant recipients accordingly.

Mr. McKenney was not an employee of Unum at the time of the Equity Performance Grant. Mr. Greving’s equity performance grant was forfeited upon retirement because the performance thresholds had not been achieved and no vesting had occurred.

Retirement and Workplace Benefits

What employee benefits does Unum provide its named executive officers and other employees?

We provide a benefits package for employees and their dependents, portions of which are paid for, in whole or in part, by the employee. Benefits include: life, health, dental, vision, and disability insurance; pension; 401(k); dependent and healthcare reimbursement accounts; tuition reimbursement; an employee stock purchase plan; paid time off; holidays; and a matching gifts program for charitable contributions. Named executive officers have the same benefits package as other employees.

In April 2000, the company purchased corporate owned life insurance (COLI) on all officers who gave their approval. In the event of death while still employed, the company provides a death benefit to the executive’s beneficiary in the amount of $200,000 (this amount is shown in the appropriate column of the Termination Table on page 96). Of the named executive officers, Messrs. Horn and McKenney were not employees of the company at that time, and therefore they are not covered under a COLI policy. While Mr. Greving is covered under a COLI policy, given his retirement, his beneficiary is no longer eligible to receive a death benefit.

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What types of retirement plans does Unum offer?

We sponsor a tax-qualified, defined benefit pension plan. We also provide a non-qualified pension plan for employees whose benefits under the tax-qualified plans are limited by the Internal Revenue Code. Base pay and annual incentive awards are counted toward the defined benefit pension plans; long-term incentives are not. In addition to the qualified and non-qualified pension plans, Mr. Watjen also has a supplemental executive retirement plan under the terms of his employment agreement; he has been covered under this plan since 2000.

For a complete description of pension benefits for the named executive officers, please see the “2009 Pension Benefits” section beginning on page 85.

Perquisites and Other Personal Benefits

The company provides a limited number of perquisites, which are described below:

•

Many states require non-residents to pay state income taxes if a certain amount of time is spent in that state. Due to the frequency of travel between corporate and other locations, named executive officers often incur non-resident state taxes in multiple states. A tax gross-up is provided for non-resident state taxes when any employee travels to other company locations outside of their primary state of employment and incur state income tax based on another state’s law (see the Summary Compensation Table footnote (10) for additional details);

•

Limited personal use of corporate aircraft by Mr. Watjen up to a maximum of 40 hours per year (with no tax gross-up on any income attributed to this perquisite). Mr. Watjen voluntarily elected to discontinue use of this benefit as of June 30, 2009; and

•

The company hosts a limited number of events each year to recognize the contributions of employees at all levels in the organization. These functions serve specific business purposes, with very clear guidelines for attendance and content, including community outreach activities in the location of each significant event. While the focus of these events is on recognizing the contributions of a broad group of employees, for some of these events, attendance of a named executive officer and his spouse or guest is expected. When this occurs, the company attributes income to the named executive officer for his attendance and the attendance of his spouse or guest, when required under Internal Revenue Service regulations. Because the company considers these events to be business functions, a tax gross-up is provided on the income attributed to these events.

A detailed table of all other compensation for 2009, including executive perquisites, is included as footnote (10) to the Summary Compensation Table on page 77.

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Special Compensation Considerations

The Committee did address three special circumstances regarding executive compensation in 2009.

Mr. McKenney, who was hired on July 20, 2009, and later assumed the role of Chief Financial Officer, received a hiring bonus of $300,000 and an equity grant with a grant date fair value of $2,999,994 to compensate for a portion of the forfeiture of equity awards he received from his former employer. As a part of his employment offer, for 2009 only, the company guaranteed an annual incentive target award ($650,000) and a long-term incentive target award ($975,000). His annual base salary is $650,000.

Mr. McCarthy received a restricted stock unit grant of $600,002 on August 19, 2009. In determining this grant, the Committee considered Mr. McCarthy’s current pay relative to the competitive market. The grant was made in recognition of Mr. McCarthy’s significant contributions to the company to date and the importance of his continued contribution to the business in the future.

Mr. Greving retired from Unum on September 30, 2009. Unum has a policy that provides for vesting upon retirement, which is defined as age 55 with 15 years of service. However, recognizing that certain high-performing employees hired in mid-career might retire without meeting the requirements, the Committee established criteria in 2005 that allows unvested equity to vest for employees with a minimum of 10 years of service. In general, these criteria require that the employee has received strong performance evaluations for the three prior years and is not leaving the company to work for a competitor.

Given that Mr. Greving had 12 years of service, and had been a strong performer, especially during some difficult financial challenges faced by the company, the Committee approved retirement status for purposes of acceleration of the unvested awards upon his retirement. This provision also impacts Mr. Greving’s stock options (both vested and unvested) which will now expire on the earlier of their original expiration, or five years from the retirement date. The Committee’s decision to accelerate vesting of these awards was treated as a modification under the accounting rules and has been reported as such (see footnote 5 to the Summary Compensation Table on page 77).

The company also entered into an agreement with Mr. Greving to provide consulting services upon his retirement for a period of one year. The agreement provides for Mr. Greving to advise the company on business-specific projects where his unique knowledge and expertise would be needed and would add value. In return for his services, a consulting fee of $400,000, made in three installments, will be provided to Mr. Greving.

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Executive Compensation Summaries

All of the various elements of pay have been previously outlined in this document. The following summaries for each named executive officer provide a clear picture of the pay for 2009 based on the Committee’s assessment. On each summary page, you will find highlights of each named executive officer’s individual performance for the year.

Total Compensation

The Summary Compensation Table on page 77 provides an overview of executive compensation. However, because the Summary Compensation Table takes into consideration the actuarial increase of the present value of pension benefits and shows the long-term incentive granted during 2009 (for 2008 performance), we have included a supplemental table below as well as in each of the following executive profiles that provides an overview of the principal elements of executive pay as the Committee considers it when making compensation decisions. Please note that the supplemental table below and the tables on each profile page are not substitutes for the required Summary Compensation Table.

2009 AND 2008 TOTAL COMPENSATION(1)

Executive	Year	Salary	Annual Incentive(2)	Long-Term Incentive(3)	All Other Compensation(4)	Total
Mr. Watjen	2009	$1,108,461	$2,007,700	$5,566,000	$109,807	$8,791,968
	2008	1,094,902	2,268,750	4,268,395	149,815	7,781,862
Mr. McKenney(5)	2009	300,000	650,000	975,000	72,235	1,997,235
	2008	-	-	-	-	-
Mr. McCarthy	2009	569,346	747,267	1,165,313	34,421	2,516,347
	2008	560,401	689,293	1,220,397	56,750	2,526,841
Mr. Best	2009	518,961	539,460	778,938	18,463	1,855,822
	2008	511,234	532,923	849,750	28,742	1,922,649
Mr. Horn	2009	478,654	401,208	574,750	59,701	1,514,313
	2008	471,234	425,053	598,503	98,291	1,593,081
Mr. Greving	2009	343,269	286,650	-	15,817	645,736
	2008	417,067	411,520	521,642	16,828	1,367,057

(1)	The amounts in the table reflect the principal elements of the named executive officers’ compensation for 2009 and 2008 that the Committee considered when they made these compensation decisions.

(2)	For 2009 performance, the annual incentive amounts were determined by the Committee in February 2010 and paid in March 2010. For 2008 performance, the annual incentive amounts were determined by the Committee in February 2009 and paid in March 2009.

(3)	The long-term incentive amounts were determined by the Committee and paid in February 2010 based on 2009 performance and in February 2009 based on 2008 performance. The amount shown for Mr. Greving does not include the value of his unvested awards that accelerated at his retirement.

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(4)	The all other compensation amounts paid in 2009 are further detailed in the All Other Compensation table on page 79 and the Summary Compensation Table on page 77. The all other compensation amounts paid in 2008 were reported in the All Other Compensation table and the Summary Compensation Table in the 2009 Proxy Statement.

(5)	Mr. McKenney joined Unum on July 20, 2009, and therefore has no earnings reported for 2008.

Compensation Reconciliation

The following table reconciles the 2009 compensation information reported for each named executive officer in the Summary Compensation Table to the 2009 compensation information provided in each named executive officer’s profile page. The profile pages detail the components the Committee considers in its compensation decision-making.

COMPENSATION RECONCILIATION
Executive	Summary Compensation Table	2010 Long-Term Incentive	2009 Long-Term Incentive	Bonus	Equity Grants	Change in Pension Value and Non- Qualified Deferred Compensation	2009 Total Compensation
	Total	Add	Subtract	Subtract	Subtract	Subtract	Total
Mr. Watjen	$9,378,363	$5,566,000	($4,268,395)	$ -	$ -	($1,884,000)	$8,791,968
Mr. McKenney(1)	4,335,229	975,000	-	(300,000)	(2,999,994)	(13,000)	1,997,235
Mr. McCarthy	3,832,361	1,165,313	(1,220,397)	-	(600,002)	(660,927)	2,516,347
Mr. Best	2,251,634	778,938	(849,750)	-	-	(325,000)	1,855,822
Mr. Horn	1,658,066	574,750	(598,503)		-	(120,000)	1,514,313
Mr. Greving(2)	3,088,222	-	(2,140,486)	-	-	(302,000)	645,736

(1)	Mr. McKenney’s bonus of $300,000 deducted in this reconciliation does not include the additional $335,000 of his annual incentive that was guaranteed and reported as such in the Summary Compensation Table on page 77.

(2)	Mr. Greving’s 2009 long-term incentive deducted in this reconciliation includes the original grant made on February 24, 2009 (with a grant date value of $521,642), as well as the value of all of Mr. Greving’s outstanding equity that vested on August 19, 2009, when the Committee approved his retirement status.

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Thomas R. Watjen	President and Chief Executive Officer

Mr. Watjen has been President and Chief Executive Officer since March 2003. He served as Vice Chairman and Chief Operating Officer from May 2002 until March 2003. He became Executive Vice President, Finance in June 1999. Mr. Watjen has 16 years of service with Unum.

Individual Performance

In assessing Mr. Watjen’s performance for 2009, the Committee noted that:

•    In a challenging market environment, he delivered strong results, maintained strong position in the company’s markets and positioned the company well operationally and financially for the future;

•    He demonstrated strong leadership both inside and outside the company in setting the right tone and taking a more visible role within the industry;

•    In doing so, enhanced the company’s image and reputation while fostering a culture of transparency, integrity and corporate social responsibility; and

•    Continued to focus on the development of talent at all levels, including succession planning throughout the company.

Pay for 2009 Performance

Mr. Watjen’s total compensation is linked directly to both company and individual performance. The amounts below are the principal elements of Mr. Watjen’s compensation.

Base salary earnings for 2009: $1,108,461 The Committee decided not to grant a base salary increase for 2009 given the current economic environment.

Annual Incentive for 2009 performance: $2,007,700 Mr. Watjen’s annual incentive target was 150% of his salary. Details on how annual incentive is calculated begin on page 51.

Long-term Incentive for 2009 performance: $5,566,000 Mr. Watjen’s long-term incentive target was 400% of his salary. Details on how long-term incentive is calculated begin on page 57.

2009 and 2008 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation and decisions based on the respective performance year, regardless of the year in which the amounts were actually paid. This is not a substitute for the Summary Compensation Table. A reconciliation of these amounts to the Summary Compensation Table is located on page 65. For details of the “All Other Comp.” column, see the table located on page 79; the 2008 All Other Comp. details can be found in the 2009 Proxy Statement.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.	Total
2009	$1,108,461	$2,007,700	$5,566,000	$109,807	$8,791,968
2008	1,094,902	2,268,750	4,268,395	149,815	7,781,862

(1)	The retirement benefits represent accrued annual benefit payable at normal retirement age as of December 31, 2009. Details of benefits included in health, welfare and other benefits are located on page 61.

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Richard P. McKenney	Chief Financial Officer

Mr. McKenney joined Unum on July 20, 2009 as Executive Vice President and assumed the position of Chief Financial Officer effective August 10, 2009. He was previously Executive Vice President and Chief Financial Officer of Sun Life Financial, and Senior Vice President and Chief Financial Officer for Genworth Financial.

Individual Performance

In assessing Mr. McKenney’s performance for 2009, the Committee noted that he has:

•	Quickly established himself at the company, developing a solid understanding of the business, culture and leadership team;

•	Taken a number of actions to enhance existing practices, including accelerated the financial planning process and enhancing our investor messaging; and

•	Developed strong ties to the investment community and other key external stakeholders.

Pay for 2009 Performance

The amounts below are the principal elements of Mr. McKenney’s compensation that the Committee considered when they made compensation decisions.

Base salary earnings for 2009: $300,000 Mr. McKenney was hired at an annual base salary of $650,000.

Annual Incentive for 2009 performance: $650,000 Mr. McKenney was eligible for a pro-rated annual incentive based upon corporate and individual performance. As a part of his employment offer, for 2009 only, the company guaranteed a target award.

Long-term Incentive for 2009 performance: $975,000 Mr. McKenney was eligible for a pro-rated long-term incentive based upon corporate and individual performance. As a part of his employment offer, for 2009 only, the company guaranteed a target award.

2009 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation and decisions based on the respective performance year, regardless of the year in which the amounts were actually paid. This is not a substitute for the Summary Compensation Table. A reconciliation of these amounts to the Summary Compensation Table is located on page 65. For details of the “All Other Comp.” column, see the table located on page 79.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.	Total
2009	$300,000	$650,000	$975,000	$72,235	$1,997,235

(1)	Details of benefits included in health, welfare and other benefits are located on page 61.

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Kevin P. McCarthy	President and CEO, Unum US

Mr. McCarthy has been Executive Vice President, President and Chief Executive Officer, Unum US, since 2007. He has been with Unum for 34 years, including serving as Executive Vice President of Risk Operations and Senior Vice President of Underwriting, along with a number of other leadership positions.

Individual Performance

In assessing Mr. McCarthy’s performance for 2009, the Committee noted that he:

•    Delivered outstanding results in Unum US with solid operating performance, financial results, and high levels of claimant and customer satisfaction;

•    Positioned the company for future growth and success as he has streamlined the Unum US operating model while also making significant investments with initiatives such as Simply Unum;

•    Continued to focus a great deal of attention on talent development and succession planning. He has maintained a high level of employee engagement within his business, which remains a competitive advantage.

Pay for 2009 Performance(1)

Mr. McCarthy’s total compensation is linked directly to both company and individual performance. The amounts below are the principal elements of Mr. McCarthy’s compensation.

Base salary earnings for 2009: $569,346 The Committee decided not to grant a base salary increase for 2009 given the current economic environment.

Annual Incentive for 2009 performance: $747,267 Mr. McCarthy’s annual incentive target was 100% of his salary. Details on how annual incentive is calculated begin on page 51.

Long-term Incentive for 2009 performance: $1,165,313 Mr. McCarthy’s long-term incentive target was 150% of his salary. Details on how long-term incentive is calculated begin on page 57.

2009 and 2008 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation and decisions based on the respective performance year, regardless of the year in which the amounts were actually paid. This is not a substitute for the Summary Compensation Table. A reconciliation of these amounts to the Summary Compensation Table is located on page 65. For details of the “All Other Comp.” column, see the table located on page 79; the 2008 All Other Comp. details can be found in the 2009 Proxy Statement.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.	Total
2009	$569,346	$747,267	$1,165,313	$34,421	$2,516,347
2008	560,401	689,293	1,220,397	56,750	2,526,841

(1)	In addition to the compensation show above, Mr. McCarthy received another equity grant during 2009. For further details, see page 63.

(2)	The retirement benefits represent accrued annual benefit payable at normal retirement age as of December 31, 2009. Details of benefits included in health, welfare and other benefits are located on page 61.

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Robert O. Best	Chief Operating Officer, Unum US

Mr. Best has been Executive Vice President and Chief Operating Officer, Unum US, since 2007. He began his career with Colonial Life and has served in a number of leadership roles with our predecessor companies, including Executive Vice President of our Client Service Center and Chief Information Officer.

Individual Performance

In assessing Mr. Best’s performance for 2009, the Committee noted that he:

•	Continued to contribute to the success of Unum US’ solid operating and financial performance along with high levels of customer satisfaction;

•	Positioned his technology organization to both support Unum US but also other parts of the Unum organization, an area of tremendous opportunity at the company; and

•	Continued to take a very active role in company-wide talent management and people development.

Pay for 2009 Performance

Mr. Best’s total compensation is linked directly to both company and individual performance. The amounts below are the principal elements of Mr. Best’s compensation.

Base salary earnings for 2009: $518,961 The Committee decided not to grant a base salary increase for 2009 given the current economic environment.

Annual Incentive for 2009 performance: $539,460 Mr. Best’s annual incentive target was 90% of his salary. Details on how annual incentive is calculated begin on page 51.

Long-term Incentive for 2009 performance: $778,938 Mr. Best’s long-term incentive target was 150% of his salary. Details on how long-term incentive is calculated begin on page 57.

2009 and 2008 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation and decisions based on the respective performance year, regardless of the year in which the amounts were actually paid.

This is not a substitute for the Summary Compensation Table. A reconciliation of these amounts to the Summary Compensation Table is located on page 65. For details of the “All Other Comp.” column, see the table located on page 79; the 2008 All Other Comp. details can be found in the 2009 Proxy Statement.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.	Total
2009	$518,961	$539,460	$778,938	$18,463	$1,855,822
2008	511,234	532,923	849,750	28,742	1,922,649

(1)	The retirement benefits represent accrued annual benefit payable at normal retirement age as of December 31, 2009. Details of benefits included in health, welfare and other benefits are located on page 61.

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Randall C. Horn	President and CEO, Colonial Life

Mr. Horn has been Executive Vice President, President and Chief Executive Officer, Colonial Life, since 2004. He joined Unum after a 27-year career with Mutual of Omaha, having served in several leadership roles including Executive Vice President of Individual Services and Executive Vice President of Group Benefit Services.

Individual Performance

In assessing Mr. Horn’s performance for 2009, the Committee noted that:

•    Through his leadership, Colonial Life had a good year, with strong profitability and high customer satisfaction levels, and sales growth which generally exceeded market growth rates;

•    He undertook a strategic review of the Colonial Life business, which has led to an increased focus in several key areas that should allow Colonial Life to continue to leverage its position in the market;

•    He continued to maintain a very positive work environment, while also increasing focus on talent development. He also successfully transitioned leadership of the sales organization.

Pay for 2009 Performance

Mr. Horn’s total compensation is linked directly to both company and individual performance. The amounts below are the principal elements of Mr. Horn’s compensation.

Base salary earnings for 2009: $478,654 The Committee decided not to grant a base salary increase for 2009 given the current economic environment.

Annual Incentive for 2009 performance: $401,208 Mr. Horn’s annual incentive target was 80% of his salary. Details on how annual incentive is calculated begin on page 51.

Long-term Incentive for 2009 performance: $574,750 Mr. Horn’s long-term incentive target was 100% of his salary. Details on how long-term incentive is calculated begin on page 57.

2009 and 2008 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation and decisions based on the respective performance year, regardless of the year in which the amounts were actually paid. This is not a substitute for the Summary Compensation Table. A reconciliation of these amounts to the Summary Compensation Table is located on page 65. For details of the “All Other Comp.” column, see the table located on page 79; the 2008 All Other Comp. details can be found in the 2009 Proxy Statement.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.	Total
2009	$478,654	$401,208	$574,750	$59,701	$1,514,313
2008	471,234	425,053	598,503	98,291	1,593,081

(1)	The retirement benefits represent accrued annual benefit payable at normal retirement age as of December 31, 2009. Details of benefits included in health, welfare and other benefits are located on page 61.

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2010 Proxy Statement	Compensation Discussion and Analysis

Robert C. Greving	Chief Financial Officer (retired)

Mr. Greving served as our Executive Vice President and Chief Financial Officer from 2003, and assumed the role of Chief Actuary in 2005. He had 12 years of service with the company prior to his retirement on September 30, 2009.

Individual Performance

In assessing Mr. Greving’s performance for 2009, the Committee noted these achievements:

•    Contributed to the delivery of solid results for the company in 2009. In particular, the Committee noted his contributions in helping to strengthen the company’s capital position and build a solid financial foundation for the company;

•    The company is also well positioned for the future as a result of Mr. Greving’s focus on establishing strong risk management disciplines; and

•    Mr. Greving assisted in the recruitment of a new CFO and provided substantial assistance during the transition.

Pay for 2009 Performance

Mr. Greving’s total compensation was linked directly to both company and individual performance. The amounts below are the principal elements of Mr. Greving’s compensation.

Base salary earnings for 2009: $343,269 The amount shown is Mr. Greving’s base salary earnings through his retirement date. His annualized base salary as of his retirement was $420,000.

Annual Incentive for 2009 performance: $286,650 Mr. Greving’s annual incentive target was 65% of his salary. Under the terms of the company’s annual incentive plan, retirees are eligible for a payout for the year in which they terminate.

Long-term Incentive for 2009 performance: $0 Because of his retirement, he is not eligible to receive a long-term incentive grant for the 2009 performance year under the Stock Incentive Plan of 2007.

2009 and 2008 Compensation

The annual and long-term incentive amounts shown in the table below reflect the Committee’s view of compensation and decisions based on the respective performance year, regardless of the year in which the amounts were actually paid. This is not a substitute for the Summary Compensation Table. A reconciliation of these amounts to the Summary Compensation Table is located on page 65. For details of the “All Other Comp.” column, see the table located on page 79; the 2008 All Other Comp. details can be found in the 2009 Proxy Statement.

Performance Year	Eligible Earnings	Annual Incentive	Long-Term Incentive	All Other Comp.	Total
2009	$343,269	$286,650	$ -	$15,817	$ 645,736
2008	417,067	411,520	521,642	16,828	1,367,057

(1)	The retirement benefits represent accrued annual benefit payable at normal retirement age as of December 31, 2009. Details of benefits included in health, welfare and other benefits are located on page 61.

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Contracts and Agreements

Employment Agreements

Mr. Watjen is the only named executive officer covered under an employment agreement. Under the terms of his agreement, Mr. Watjen is entitled to the following compensation:

•	Base salary of $1,100,000;

•	A target annual incentive of not less than 150% of his base salary, excluding any special or supplemental bonuses that may be awarded;

•	Eligible for annual equity grants and/or cash-based awards as determined by the Committee;

•	Participation in all saving, retirement, health and welfare benefit programs generally available to our other senior executive officers;

•	A minimum annual retirement benefit equal to 2.5% of his final average earnings multiplied by his years of service up to 20 years;

•	Post-retirement welfare benefit coverage for a period of three years following the date of termination; and

•	A lump-sum payment representing the increase in present value of his retirement benefit as if he had accumulated three additional years of age and service.

Mr. Watjen’s employment agreement, which was originally effective January 1, 2002, and amended on December 16, 2005, currently extends through December 16, 2011, and is subject to automatic one-year extensions unless either party gives notice of its intention not to renew at least 60 days prior to the extension date.

Mr. Watjen’s agreement prohibits him from using or divulging confidential information and from competing with us or soliciting our employees for a period of 18 months after his employment terminates. These non-competition and non-solicitation covenants would be terminated upon a change in control.

In 2007, the company entered into an aircraft time-sharing agreement with Mr. Watjen. Under this agreement, Mr. Watjen will reimburse the costs incurred by us beyond the first 40 hours of personal use by him of the corporate aircraft. As of June 30, 2009, Mr. Watjen voluntarily elected to discontinue use of the 40 hours the company provides. However, he retained the option to use his time-sharing agreement and reimburse the company for any costs. During the last half of 2009, he made payments to the company of $26,794.42 for a total of 11.6 hours of personal usage.

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Change in Control Agreements

Each of the named executive officers, other than Mr. Watjen, is covered by a change in control agreement with the company. Please refer to the “Terminations Related to a Change in Control” section beginning on page 90 for more information.

Severance and Change in Control Benefits

The company provides severance benefits to all employees in the event of involuntary termination, other than for death, disability or cause. Mr. Watjen’s severance benefits are provided under his employment agreement and are described in detail on page 94. The remaining named executive officers are covered under our Separation Pay Plan for Executive Vice Presidents. In general, we provide severance in order to give our employees competitive benefits with respect to the possibility of an involuntary termination of their employment.

In the event of a termination following a change in control, we provide a more generous severance benefit to Mr. Watjen and the other named executive officers. This is to ensure that shareholders have the benefit of our named executive officers’ undivided attention during the critical time before and after a major corporate transaction, even though the transaction may result in uncertainty with respect to the named executive officers’ employment. These benefits are defined for Mr. Watjen under his employment agreement, and for the other named executive officers in Change in Control Severance Agreements. We describe these agreements in further detail in the section entitled “Terminations Related to a Change in Control” beginning on page 90.

Other Contracts

The company has entered into an agreement for consulting services with Mr. Greving, who retired September 30, 2009. Details about that agreement are described in the “Special Compensation Considerations” section on page 63.

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Policies and Practices

Equity Grant Practices

Equity grants awarded under the long-term incentive program are approved at a regularly scheduled meeting of the Committee, and the date of this meeting is typically set a year in advance. The date the equity grant is approved is considered the grant date, and as a result it is also the date upon which the stock price is based. This date is typically 2 to 3 weeks after the company’s earnings are released to the public.

For employees who are not required by Section 16 of the Securities Exchange Act of 1934 to report their trades of Unum stock, the CEO is authorized to make equity and deferred cash grants collectively totaling up to $300,000 per year (based on grant date value), and these grants are reported to the Committee annually. In 2009, Mr. Watjen made deferred cash grants totaling $20,000. All other equity grants must be approved by the Committee in advance of the grant.

Stock Ownership, Retention and Sale

In order to align the long-term interests of management and shareholders and to promote a culture of ownership, we believe our senior executives should have a significant ownership stake in the company. With this in mind, certain senior executives including each named executive officer are required to retain a fixed percentage of the net shares (shares after tax withholding) received as compensation for a specified period of time. Both the percentage and time period are determined by the individual’s position with the company. Exceptions to this requirement may only be made by the Board of Directors.

Mr. Watjen’s current ownership stake of 18 times his salary is far in excess of the required ownership stake for the CEO. Given his significant ownership, and in the interest of prudent risk management, the Board strongly recommended to Mr. Watjen that he take steps to slow the growth of his stock ownership. As a result, Mr. Watjen entered into a 10b5-1 plan on May 29, 2009, to sell 50,000 shares each quarter. In addition, beginning with his February 2010 grant, the Committee made the decision that 50% of Mr. Watjen’s restricted stock unit grants will be settled in cash with the remaining 50% continuing to be settled in stock.

The table on the following page shows, by position, Unum’s stock ownership guidelines as a multiple of salary as well as the retention guidelines for percentage of stock and time required to be held. Shares of common stock and restricted stock units count toward ownership, but stock options do not. Newly-promoted or newly-hired executives have five years to achieve the guideline, while current executives have three. Our management provides a report annually to the Committee that shows how each named executive officer’s ownership compares to the guidelines. Not meeting the guidelines may impact future equity grants. All of our named executive officers met the guidelines as of December 31, 2009.

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STOCK OWNERSHIP AND REQUIREMENTS							(as of December 31, 2009)
Executive(1)	Common Stock(2)	Unvested Restricted		Total Current Ownership	Ownership as a % of Salary		Retention Requirements
		Stock(3)	Stock Units(3) (4)		Owned	Required	Retention %(5)	Holding Period(6)
Mr. Watjen	$11,415,472	$1,014,415	7,995,529	$20,425,416	18x	5x	75%	3 years
Mr. McKenney	-	-	3,446,119	3,446,119	5x	3x	60%	1 year
Mr. McCarthy	1,355,059	177,691	2,600,981	4,133,731	7x	3x	60%	1 year
Mr. Best	2,350,676	177,691	1,441,279	3,969,646	7x	3x	60%	1 year
Mr. Horn	773,988	161,528	1,055,349	1,990,864	4x	3x	60%	1 year

(1)	Mr. Greving retired on September 30, 2009. He did not have an ownership requirement on December 31, 2009, and therefore has been excluded from this table.

(2)	Amount includes shares held in certificate form, brokerage accounts and 401(k) accounts. Shares were valued using a closing stock price of $19.52 on December 31, 2009.

(3)	Shares/units were valued using a closing stock price of $19.52 on December 31, 2009. These shares/units will vest over the next three years (see the Vesting Schedule for Unvested Restricted Shares/Units table on page 83 for vesting schedule).

(4)	The value of units shown here does not include any units which can be earned under the equity performance grant described on page 61.

(5)	Retention percentage is the net percentage of shares to be held after the payment of taxes.

(6)	After this holding period, the executive would then be able to sell the shares as long as his ownership guideline is met or would be reached in the time period allotted.

Are there policies in place that prohibit the sale or purchase of stock by named executive officers?

Yes. Named executive officers may not purchase or sell options, puts, calls, straddles, equity swaps or other derivatives that are directly linked to Unum’s common shares. In addition, these individuals may not engage in transactions involving “short sales” of Unum stock or in any hedging transactions on Unum stock. These restrictions also apply to all of our executive officers, directors and members of their families sharing their households.

Our current policy imposes limits on the timing and types of transactions in Unum stock permitted by named executive officers and certain other officers. Among other restrictions, the policy allows officers to trade Unum common shares only during pre-determined window periods following earnings announcements, and only after they have pre-cleared transactions with our General Counsel or his designee.

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Recoupment Policy

Does the company have a policy for recouping performance-based compensation in the event of an earnings restatement?

If the company makes a material restatement of its financial results, then the Board will, to the extent permitted by applicable law, seek recoupment of performance-based compensation paid to any senior officer if it determines that: (1) the senior officer has committed or engaged in fraud or willful misconduct that resulted, either directly or indirectly, in the need to make such restatement; and (2) such performance-based compensation paid or awarded to the senior officer would have been a lesser amount if calculated using the restated financial results. The amount of performance-based compensation to be recouped will be determined by the Board after taking into account the relevant facts and circumstances. Performance-based compensation includes annual cash incentive awards, bonuses and all forms of equity compensation. The company’s right to recoup compensation is in addition to other remedies that may be available to us under applicable law.

Tax and Accounting Considerations

Does the company take Section 162(m) of the Internal Revenue Code into account in designing its compensation programs?

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 per year on the amount of the deduction for compensation paid all named executive officers other than the CFO, unless the compensation satisfies the “performance-based compensation” exception to Section 162(m). The current annual incentive payout and long-term incentive grants are designed to be deductible under Section 162(m). From time to time, the Committee may pay compensation that is not deductible under Section 162(m) if it determines that paying such compensation is needed in order to attract, retain or provide incentive to our named executive officers.

What assumptions does Unum make in accounting for stock awards?

We account for stock-based payments under the requirements of ASC 718. A complete discussion of the assumptions made as well as the financial impact of this type of compensation can be found in Notes 1 and 11 of the Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2009.

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Required Tables

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary		Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation		Change in Pension Value & Non-qualified Deferred Compensation Earnings		All Other Compensation		Total
		($)		($)		($)		($)		($)		($)		($)		($)
Thomas R. Watjen President and Chief Executive Officer, and a Director	2009	$1,108,461	(3)	-		$3,201,303	(4)	$1,067,092	(7)	$2,007,700	(8)	$1,884,000	(9)	$109,807	(10)	$9,378,363
	2008	1,094,902		-		4,291,883		2,930,628		2,268,750		1,527,000		149,815		12,262,978
	2007	1,041,667		-		8,176,999		1,430,121		2,000,000		1,001,000		119,997		13,769,784
Richard P. McKenney(1) Executive Vice President and Chief Financial Officer	2009	300,000	(3)	635,000	(1) (8)	2,999,994	(1)	-		315,000	(8)	13,000	(9)	72,235	(10)	4,335,229
Kevin P. McCarthy Executive Vice President, President and Chief Executive Officer, Unum US	2009	569,346	(3)	-		1,515,299	(4,6)	305,101	(7)	747,267	(8)	660,927	(9)	34,421	(10)	3,832,361
	2008	560,401		-		804,739		468,246		689,293		483,384		56,750		3,062,813
	2007	510,833		-		2,510,816		-		502,660		308,288		60,897		3,892,694
Robert O. Best Executive Vice President, Chief Operating Officer, Unum US	2009	518,961	(3)	-		637,311	(4)	212,439	(7)	539,460	(8)	325,000	(9)	18,463	(10)	2,251,634
	2008	511,234		-		588,610		296,202		532,923		267,000		28,742		2,224,711
	2007	473,333		-		2,191,016		-		407,970		140,000		50,223		3,262,542
Randall C. Horn Executive Vice President, President and Chief Executive Officer, Colonial Life	2009	478,654	(3)	-		448,876	(4)	149,627	(7)	401,208	(8)	120,000	(9)	59,701	(10)	1,658,066
	2008	471,234		-		485,602		261,867		425,053		91,000		98,291		1,833,047
	2007	433,333		-		2,137,206		-		366,730		63,000		50,679		3,050,948
Robert C. Greving(2) Former Executive Vice President, Chief Financial Officer and Chief Actuary (Retired Sept. 2009)	2009	343,269	(3)	-		1,624,778	(5)	515,708	(5)	286,650	(8)	302,000	(9)	15,817	(10)	3,088,222
	2008	417,067		-		573,891		-		411,520		146,000		16,828		1,565,306
	2007	388,333		-		1,403,992		-		380,103		92,000		36,608		2,301,036

(1)	Mr. McKenney joined Unum on July 20, 2009. As a part of his hiring package, Mr. McKenney received a hiring bonus of $300,000. The $635,000 reported in the Bonus column includes his hiring bonus and $335,000, which is the difference between the amount reported in the Non-Equity Incentive Plan Compensation column and his annual incentive target of $650,000. As part of his hiring package, Mr. McKenney also received an equity grant of 175,131 restricted stock units with a grant date value of $2,999,994 to compensate for a portion of equity that he forfeited at his former employer. Please see page 63 for additional information.

(2)	Mr. Greving retired from Unum on September 30, 2009. Please see page 63 for additional information.

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(3)	Salary shown exceeds the annualized salaries reported elsewhere in this Proxy Statement due to the timing of payroll in 2009.

(4)	Amounts reflect the grant date fair value of the restricted stock units granted on February 24, 2009. This amount represents 75% of the long-term incentive granted to each named executive for performance in 2008.

(5)	On February 24, 2009, Mr. Greving was awarded a long-term incentive grant of restricted stock units and stock options based on his 2008 performance. On August 19, 2009, the Committee approved Mr. Greving’s retirement status allowing him to vest in all of his unvested equity awards. The acceleration was treated as a modification for accounting purposes and the company recognized an additional $546,650 of expense. Based on SEC staff guidance, these have been reported in the table by adding the grant date fair value of all unvested awards as of August 19, 2009, to the grant date fair value of the February 24, 2009 equity award.

(6)	Mr. McCarthy received a restricted stock unit grant of 28,262 units with a grant date value of $600,002 on August 19, 2009, which is included in this amount.

(7)	Amounts reflect the grant date fair value of the option awards granted on February 24, 2009. This amount represents 25% of the long-term incentive granted to each named executive officer for performance in 2008.

(8)	Amounts reflect the annual incentive awards to the named executive officers. These are discussed in further detail beginning on page 50 under the Annual Incentive Awards heading.

(9)	The amounts shown reflect the actuarial increase in present value since December 31, 2008 of the named executive officer’s benefits under all pension plans established by the company. The amounts were determined using interest rate and mortality rate assumptions consistent with those used in the company’s financial statements (see Note 9 of our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2009, for those assumptions or within footnote 1 to the Pension Benefits table on page 86). The amount reported for Mr. McCarthy also includes the amount of above-market interest that exceeds 120% of the rate prescribed under section 1274(d) of the Internal Revenue Code. During 2009, that amount was $927.

(10)	“All Other Compensation” amounts are included within the following table:

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2009 ALL OTHER COMPENSATION
	Mr. Watjen	Mr. McKenney	Mr. McCarthy	Mr. Best	Mr. Horn	Mr. Greving
Tax Reimbursement Payments(a)	$5,603	$12,839	$248	$103	$18,062	$27
Personal Use of Company Aircraft(b)	39,887	-	-	-	-	-
Employee and Spouse/Guest Attendance at Company Business Functions(c)	28,898	-	-	-	35,919	2,181
Total Perquisites	$74,388	$12,839	$248	$103	$53,981	$2,208
Relocation Assistance(d)	-	53,880	-	-	-	-
Matching Gifts Program(e)	-	4,250	7,500	1,570	5,200	3,100
Matching Contributions Under our 401 (k) Retirement Plan	9,800	-	9,800	9,800	-	9,800
Non-resident State Taxes(f)	25,619	1,266	16,873	6,990	520	709
Total All Other Compensation	$109,807	$72,235	$34,421	$18,463	$59,701	$15,817

(a)	The amounts shown in this row represent tax payments made by Unum on behalf of each named executive officer relating to other items in this table.

(b)	Mr. Watjen is allowed a maximum of 40 hours of personal use of company aircraft, although he voluntarily elected to discontinue use of this benefit as of June 30, 2010. For purposes of compensation disclosure, the personal use of company aircraft is valued using an incremental cost that takes into account fuel costs, landing fees, parking, weather monitoring and maintenance fees per hour of flight. Crew travel expenses are included based on the actual amount incurred for a particular trip. Fixed costs that do not change based on usage, such as pilot salaries and depreciation of the aircraft, are excluded. The lost tax deduction based on Mr. Watjen’s 2009 personal use of corporate aircraft was $37,327 (which is not included in this table).

(c)	As described on page 62, named executive officers and their spouses or guests are sometimes required to attend company business functions. If gross up payments were calculated on these expenses, it has been included under “Tax Reimbursement Payments.” Some of these trips included travel on the corporate aircraft. The incremental cost, as defined above, was calculated to determine amounts to be included.

(d)	We pay relocation expenses for any employees that we relocate. Our policies provide various levels of support depending upon the job level of the employee we relocate. We also pay the taxes related to these expenses. For Mr. McKenney, the relocation expenses reported include both taxable and non-taxable expenses directly related to his move to Chattanooga, Tennessee, including temporary living expenses. The gross-up related to relocation expenses is reported in the “Tax Reimbursement Payments” of this table.

(e)	Amounts represent matching gifts made on behalf of the named executive officer to qualified non-profit organizations and educational institutions. The Matching Gifts Program is available to all full-time employees and non-employee directors and will match eligible gifts from a minimum of $50 to an aggregate maximum gift of $7,500 per employee/non-employee director, per calendar year.

(f)	Many of our employees are required to travel to other company locations outside of their primary state of employment. While working in a state other than their primary state of employment, employees may be required to pay state income taxes to that state if days worked or earnings exceed an amount specified in state law. When this happens, we pay the state income tax on behalf of the employee and gross up the income amount for FICA and Medicare taxes.

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GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards		All Other Option Awards		Exercise or Base Price of Option Awards		Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Max	Threshold	Target	Max	Number of Shares of Stock or Units		Number of Securities Underlying Options
		($)	($)	($)	(#)	(#)	(#)	(#)		(#)		($)/SH		($)
Mr. Watjen		412,500	1,650,000	3,300,000
	2/24/09									239,796	(8)	11.37	(12)	1,067,092	(13)
	2/24/09							281,557	(2)					3,201,303	(14)
Mr. McKenney		162,500	650,000	1,300,000
	7/20/09							175,131	(3)					2,999,994	(15)
Mr. McCarthy		141,250	565,000	1,130,000
	2/24/09									68,562	(8)	11.37	(12)	305,101	(13)
	2/24/09							80,501	(2)					915,296	(14)
	8/19/09							28,262	(4)					600,002	(16)
Mr. Best		115,875	463,500	927,000
	2/24/09									47,739	(8)	11.37	(12)	212,439	(13)
	2/24/09							56,052	(2)					637,311	(14)
Mr. Horn		95,000	380,000	760,000
	2/24/09									33,624	(8)	11.37	(12)	149,627	(13)
	2/24/09							39,479	(2)					448,876	(14)
Mr. Greving		68,250	273,000	546,000
	2/24/09									29,306	(8)	11.37	(12)	130,412	(13)
	2/24/09							34,409	(2)					391,230	(14)
	8/19/09									29,306	(9)	11.37	(12)	272,546	(9)
	8/19/09							34,696	(5)					736,596	(5)
	8/19/09							16,572	(6)					351,824	(6)
	8/19/09							6,836	(7)					145,128	(7)
	8/19/09									25,000	(10)	28.90	(10)	27,375	(10)
	8/19/09									25,000	(11)	27.98	(11)	85,375	(11)

(1)	This amount reflects the minimum level under the annual incentive plan which is 25% of the amount shown in the Target column. The maximum is 200% of such target. The target amounts are based on the individual’s earnings for 2009 and their annual incentive target. Mr. Greving was eligible to receive an annual incentive award in 2010 for his 2009 performance.

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(2)	This grant of restricted stock units was made on February 24, 2009 based on 2008 company and individual performance and vests ratably over three years. This award was granted under the Stock Incentive Plan of 2007. Details are provided in the Long-Term Incentive Granted in 2009 table on page 59.

(3)	This grant of restricted stock units was made to Mr. McKenney on July 20, 2009 as a part of his employment offer to compensate for a portion of the forfeiture of equity awards he received from his former employer.

(4)	This grant of restricted stock units was made to Mr. McCarthy on August 19, 2009. Details are provided on page 63.

(5)	Mr. Greving’s restricted stock units on August 19, 2009 included dividend equivalents earned from the date of grant through the August 19, 2009 modification date. These units were valued at $21.23, the closing price on August 19, 2009.

(6)	The amount shown is the number of unvested restricted stock units held by Mr. Greving from the February 21, 2008 grant that accelerated vesting as of the August 19, 2009 modification date. These units were valued at $21.23, the closing price on August 19, 2009.

(7)	The amount shown is the number of unvested restricted stock units held by Mr. Greving from the February 23, 2007 grant that accelerated vesting as of the August 19, 2009 modification date. These units were valued at $21.23, the closing price on August 19, 2009.

(8)	These options were granted on February 24, 2009 based on 2008 company and individual performance and vest ratably over three years. Details are provided in the Long-Term Incentive Granted in 2009 table on page 59.

(9)	The incremental fair value of the February 24, 2009 options for Mr. Greving, which were modified on August 19, 2009, was $9.30 per share. The incremental fair value on the modification date was estimated using the Black-Scholes valuation model. The following assumptions were used to value the modified grant:

a.	Expected volatility of 55%, based on our historical daily stock prices.

b.	Expected life of 5.0 years, based on historical average years to exercise.

c.	Expected dividend yield of 1.6%, based on the dividend rate at the date of grant.

d.	Risk-free rate of 2.43%, based on the yield of treasury bonds at the date of grant.

(10)	The incremental fair value of the February 15, 2002 options for Mr. Greving, which were modified on August 19, 2009, was $1.095 per share. The incremental fair value on the modification date was estimated using the Black-Scholes valuation model. The following assumptions were used to value the modified grant:

a.	Expected volatility of 55%, based on our historical daily stock prices;

b.	Expected life of 0.49 years, which equals the maximum term;

c.	Expected dividend yield of 1.55%, based on the dividend rate at the date of modification; and

d.	Risk-free rate of 0.43%, based on the yield of treasury bonds at the date of modification.

(11)	The incremental fair value of the February 8, 2001 options for Mr. Greving, which were modified on August 19, 2009, was $3.415 per share. The incremental fair value on the modification date was estimated using the Black-Scholes valuation model. The following assumptions were used to value the modified grant:

a.	Expected volatility of 55%, based on our historical daily stock prices;

b.	Expected life of 1.47 years, which equals the maximum term;

c.	Expected dividend yield of 1.55%, based on the dividend rate at the date of modification; and

d.	Risk-free rate of 0.43%, based on the yield of treasury bonds at the date of modification.

(12)	The amount shown is the closing market price for February 24, 2009.

(13)	The grant date fair value of options granted on February 24, 2009, was $ 4.45. The fair value on the date of grant was estimated using the Black-Scholes valuation model. The following assumptions were used to value the 2009 grant:

a.	Expected volatility of 50%, based on our historical daily stock prices;

b.	Expected life of 5.0 years, based on historical average years to exercise;

c.	Expected dividend yield of 1.7%, based on the dividend rate at the date of grant; and

d.	Risk-free rate of 1.89%, based on the yield of treasury bonds at the date of grant.

(14)	The grant date fair value of stock awards for restricted stock units on February 24, 2009 was calculated as the number of units multiplied by the closing market price of $11.37 on the grant date.

(15)	The grant date fair value of stock awards for restricted stock units on July 20, 2009 was calculated as the number of units multiplied by the closing market price of $17.13 on the grant date.

(16)	The fair value of awards for restricted stock units on August 19, 2009 was calculated as the number of units multiplied by the closing market price of $21.23 on the grant date.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
	(# Exercisable)	(# Unexercisable)	(#)	($)		(#)	($)	(#)	($)
Mr. Watjen(3)	-	-	-	-	-	461,575	9,009,944	-	-
	275,000	-	-	28.900	2/15/2010	-	-	-	-
	27,567	-	-	32.845	2/25/2010	-	-	-	-
	31,769	-	-	28.500	2/25/2010	-	-	-	-
	250,000	-	-	27.975	2/8/2011	-	-	-	-
	200,000	-	-	14.860	12/12/2011	-	-	-	-
	200,000	-	-	18.000	12/12/2011	-	-	-	-
	200,000	-	-	21.000	12/12/2011	-	-	-	-
	110,733	55,367	-	21.680	2/23/2015	-	-	-	-
	110,506	221,013	-	23.740	2/21/2016	-	-	-	-
	-	239,796	-	11.370	2/24/2017	-	-	-	-
Mr. McKenney	-	-	-	-	-	176,543	3,446,119	-	-
Mr. McCarthy(3)	-	-	-	-	-	142,350	2,778,672	-	-
	20,000	-	-	28.900	2/15/2010	-	-	-	-
	15,000	-	-	27.975	2/8/2011	-	-	-	-
	17,656	35,313	-	23.740	2/21/2016	-	-	-	-
	-	68,562	-	11.370	2/24/2017	-	-	-	-
Mr. Best(3)	-	-	-	-	-	82,939	1,618,964	-	-
	32,000	-	-	28.900	2/15/2010	-	-	-	-
	30,000	-	-	27.975	2/8/2011	-	-	-	-
	11,169	22,338	-	23.740	2/21/2016	-	-	-	-
	-	47,739	-	11.370	2/24/2017	-	-	-	-
Mr. Horn(3)	-	-	-	-	-	62,339	1,216,857	-	-
	9,874	19,749	-	23.740	2/21/2016	-	-	-	-
	-	33,624	-	11.370	2/24/2017	-	-	-	-
Mr. Greving	-	-	-	-	-	-	-	-	-
	25,000	-	-	28.900	2/15/2010	-	-	-	-
	25,000	-	-	27.975	2/8/2011	-	-	-	-
	29,306	-	-	11.370	9/30/2014	-	-	-	-

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(1)	Represents the aggregate value of restricted stock and restricted stock units (including dividend equivalents) shown in the “Number of Shares or Units of Stock That Have Not Vested” column based on the closing price on December 31, 2009 of $19.52.

(2)	No amounts have been reported for the Equity Performance Grant made on September 11, 2007, based on the year-end stock price. This grant does not begin to vest until the stock price reaches and maintains a minimum of $26 per share for twenty consecutive trading days. Therefore, since the company’s stock price had not reached this level prior to December 31, 2009, the threshold performance level was not met and there are no unearned units or value to report. The aggregate number of restricted stock units (including dividend equivalents earned through December 31, 2009) that had been awarded to each named executive officer, subject to the achievement of performance thresholds, was: Mr. Watjen 311,781; Mr. McCarthy 124,713; Mr. Best 103,927; and Mr. Horn 103,927. The equity performance grant for Mr. Greving did not meet the criteria for vesting within the performance period and therefore was forfeited.

(3)	Grants of stock options and restricted stock units for Messrs. Watjen, McCarthy, Best and Horn were made on February 24, 2009 under the Stock Incentive Plan of 2007 and vest ratably over three years.

VESTING SCHEDULE FOR UNVESTED RESTRICTED SHARES/UNITS(1)
		Number of Restricted Shares/Units Vesting
Vesting Date	Grant Date	Mr. Watjen(2)	Mr. McKenney	Mr. McCarthy	Mr. Best(2)	Mr. Horn	Mr. Greving
February 21, 2010(3)	2/21/2008	62,235	-	11,669	8,535	7,042	-
February 23,2010(4)	2/23/2007	51,968	-	9,103	9,103	8,275	-
February 24,2010(5)	2/24/2009	95,045	-	27,174	18,921	13,326	-
July 20, 2010(6)	7/20/2009	-	58,847	-		-	-
August 19, 2010(7)	8/19/2009	-	-	9,461		-	-
February 21, 2011(3)	2/21/2008	62,236	-	11,670	8,536	7,042	-
February 24,2011(5)	2/24/2009	95,045	-	27,175	18,922	13,327	-
July 20, 2011(6)	7/20/2009	-	58,848	-	-	-	-
August 19, 2011(7)	8/19/2009	-	-	9,461	-	-	-
February 24, 2012(5)	2/24/2009	95,046	-	27,175	18,922	13,327	-
July 20, 2012(6)	7/20/2009	-	58,848	-	-	-	-
August 19, 2012(7)	8/19/2009	-	-	9,462	-	-	-
Total		461,575	176,543	142,350	82,939	62,339	-

(1)	The Equity Performance Grant made on September 11, 2007 has not been included in this table since no vesting had occurred as of December 31, 2009.

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(2)	Messrs. Watjen’s and Best’s restricted stock and restricted stock unit grants are no longer subject to risk of forfeiture as of July 5, 2009 and July 11, 2009 respectively, when each met the age and years of service requirement for retirement eligibility. Messrs. Watjen’s and Best’s grants will continue to vest ratably over three years on each anniversary of the grant date. If Mr. Watjen or Mr. Best were to retire, any unvested restricted stock and restricted stock units immediately vest upon his retirement and would be distributed six months after the retirement date per Internal Revenue Code Section 409A.

(3)	The February 21 vesting dates relate to restricted stock units granted on February 21, 2008 from the Stock Incentive Plan of 2007. These restricted stock units include dividend equivalents earned through year-end 2009.

(4)	The February 23, 2010 vesting date relates to restricted stock granted on February 23, 2007 from the Amended and Restated Stock Plan of 1999.

(5)	The February 24 vesting dates relate to restricted stock units granted on February 24, 2009 from the Stock Incentive Plan of 2007. These restricted stock units include dividend equivalents earned through year-end 2009.

(6)	The July 20 vesting dates relate to restricted stock units granted on July 20, 2009 to Mr. McKenney as part of his hiring package.

(7)	The August 19 vesting dates relate to restricted stock units granted on August 19, 2009 to Mr. McCarthy.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards(3)
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(4)	Value Realized on Vesting(5)
	(#)	($)	(#)	($)
Mr. Watjen	68,000	$426,853	155,088	$1,636,567
Mr. McKenney	-	-	-	-
Mr. McCarthy	-	-	27,704	292,359
Mr. Best	23,590	179,411	25,081	264,609
Mr. Horn	-	-	22,308	235,341
Mr. Greving	18,130	125,474	81,026	1,496,978

(1)	A portion of the underlying shares were withheld to cover their taxes due upon exercise.

(2)	Amount calculated as the number of shares acquired multiplied by the market price at the point of exercise less the option exercise/strike price.

(3)	Reflects the restricted stock and restricted stock units that vested during 2009.

(4)	Includes the total number of unrestricted shares acquired upon the vesting of restricted stock and restricted stock units. A portion of these shares were withheld to cover taxes due upon vesting.

(5)	Amount calculated includes restricted stock shares acquired multiplied by the average of the high and the low stock price on the vesting date and restricted stock units acquired multiplied by the closing price on the vesting date.

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Post-Employment Compensation

We maintain three defined benefit plans in the United States.

DEFINED BENEFIT PLANS
Plan Name	Purpose
Unum Group Pension Plan (Qualified Plan)	Provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The Qualified Plan was designed to provide tax-qualified pension benefits for most employees.
Unum Group Supplemental Pension Plan (Excess Plan)	Provides unfunded, non-qualified benefits for compensation that exceeds the IRS limits in the Qualified Plan.
Unum Group Senior Retirement Plan (SERP)	Mr. Watjen is the only active employee covered. Provides unfunded, non-qualified benefits that are offset by benefits under the Qualified Plan and the Excess Plan. The SERP supplements the pension benefits that are provided under the Qualified and Excess Plans and was designed to provide competitive retirement benefits for Mr. Watjen.

2009 Pension Benefits

Benefits payable to each named executive officer pursuant to our pension benefit plans are summarized in the following table.

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PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Mr. Watjen	Qualified	15.50	$284,000	$-
	Excess	15.50	3,309,000	-
	SERP(2)	15.50	4,381,000	-
Mr. McKenney(3)	Qualified	0.42	4,000	-
	Excess	0.42	9,000	-
Mr. McCarthy	Qualified	31.00	630,000	-
	Excess	31.00	2,113,000	-
Mr. Best(4)	Qualified	15.50	788,000	-
	Excess	15.50	1,090,000	-
Mr. Horn	Qualified	6.00	111,000	-
	Excess	6.00	293,000	-
Mr. Greving(5)	Qualified	12.83	308,000	6,000
	Excess	12.83	671,000	-

(1)	The “Present Value of Accumulated Benefits” is based upon a measurement date of December 31, 2009. Accordingly, all calculations utilize credited service and pensionable earnings as of the same date. The results shown are estimates only and actual benefits will be based upon data, pay, service, form of benefit elected and age at the time of retirement. The primary assumptions used in the calculations are based on the measurement date ASC 715 assumptions. Specifically, the accumulated benefit value calculations utilize a rate of 6.40% to discount expected future plan benefit payments to the measurement date, an annual increase in Social Security Wage Base of 3.5% to index the Qualified and Excess Plan benefits from the measurement date to commencement date and a post-commencement life expectancy assumption based upon the RP-2000 Combined Healthy Participant Mortality Table projected nine years with Projection Scale AA. Other assumptions used in the calculations are based on our understanding of the disclosure regulations. In particular, except for Mr. Greving, participants are assumed to commence benefits at their unreduced retirement age in each of the plans. That is age 65 in the Qualified and Excess plans and, under the SERP, age 60 for Mr. Watjen. Also, no turnover (e.g., death, disability, termination, retirement) is assumed prior to retirement age.

(2)	Assumes retirement at unreduced retirement age of 60.

(3)	Mr. McKenney is not vested in the Qualified or Excess Plans as of December 31, 2009, and will not be eligible to receive a benefit until he has three years of service to meet vesting requirements of the plans.

(4)	Amounts include the Colonial Life & Accident Insurance Company Employee’s Retirement Plan deferred vested monthly benefit of $4,895.94, payable at age 66. Pension benefit is based on post-Colonial Life benefit service and all (Colonial Life + Unum) vesting service.

(5)	Mr. Greving retired on September 30, 2009. The present values are as of the commencement date of his benefits, which was October 1, 2009. Mr. Greving began receiving a payment from the Qualified Plan on October 1, 2009. His pension payments under the excess plan were delayed six months to comply with Internal Revenue Code Section 409A. These Excess Pension Payments will commence on April 1, 2010, beginning with a lump sum payment for the six months delayed and monthly payments thereafter for his lifetime, and then as a survivor benefit to his spouse for her lifetime, if she is living at his death.

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How are benefits determined under the Qualified Plan?

Under the Qualified Plan, retirement benefits include: a basic benefit based upon retirement age, years of credited service, highest average earnings and Social Security covered compensation. The definitions of these terms are in the table below:

QUALIFIED PLAN CRITERIA
Criteria	Definition
Credited service	A measure of the time individuals are employed at the company. One year of credited service is granted for each plan year in which 1,000 hours of employment are completed.
Highest average earnings	The average of the highest 5 years of compensation (whether or not consecutive) during the last 10 years of employment.
Social Security covered compensation	The average of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which an employee attains or will attain his or her Social Security retirement age.

As an annual single life annuity, the basic benefit for participants is equal to:

•

A percentage of highest average earnings (which can range from 3%, if the sum of an employee’s age and years of credited service is less than 30, to 8%, if the sum equals or exceeds 95), multiplied by years of credited service; added to

•	3.5% of highest average earnings in excess of Social Security covered compensation, multiplied by years of credited service.

•

This sum is divided by a conversion factor based on the individual’s retirement commencement age (equal to 9.0 for retirement at age 65 and increased by 0.2 for each whole year retirement occurs prior to age 65).

All benefits are indexed on the first day of each plan year following the participant’s date of termination using the National Average Wage rate of increase published by the Social Security Administration in the preceding year (minimum of 2.75% and maximum of 5.0%).

Benefits provided under the Qualified Plan are based on pensionable earnings (which are described below) up to a compensation limit of $245,000 under the Internal Revenue Code. In addition, benefits provided under the Qualified Plan may not exceed $195,000 (payable as a single life annuity beginning at any age from 62 through Social Security Normal Retirement Age) under the Internal Revenue Code.

What additional provisions are included in the Excess Plan and SERP?

The Excess Plan provides a benefit equal to the payment that would be provided under the Qualified Plan if the IRS compensation and benefit limits outlined above did not exist, minus the payment actually provided under the Qualified Plan. This plan takes into account pension benefits outside of the current Qualified Plan. Mr. McCarthy was a member of prior Unum pension plans and accrues an additional benefit for his 21 years of service prior to 2000. Mr. Best was a member of the Colonial Life & Accident

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Compensation Discussion and Analysis	2010 Proxy Statement

Employee’s Retirement Plan under which he has a deferred vested monthly single life annuity benefit of $4,895.94 payable at age 66 and an additional 22 years of vesting service.

The benefit provided under the SERP is payable as an annuity beginning on the first day of the month following retirement. The SERP benefit for Mr. Watjen, expressed as an annual single life annuity, is equal to: 2.5% of Highest Average Earnings times years of service up to 20, minus the annual single life annuity provided under the Qualified Plan and the Excess Plan beginning on benefit commencement.

Mr. Watjen is presently the only named executive officer covered under the SERP. This coverage is required under the terms of his employment agreement and he has been covered under this plan since 2000.

Are named executive officers eligible for pensions before normal retirement age?

Under the Qualified and Excess plans, participants may retire early at age 55 with 5 years of vesting service. However, if a participant begins receiving a benefit prior to normal retirement age (age 65, except for the Colonial Life & Accident Employee’s Retirement Plan portion of Mr. Best’s benefit which is reduced from age 66), the normal retirement benefit calculated will be reduced based on the applicable early reduction factors defined in the plan. Messrs. Watjen, Best and Horn currently meet the eligibility requirements for early retirement under these plans. Mr. Greving was eligible to receive benefits because he met the criteria for early retirement under these plans and began receipt of these benefits on October 1, 2009 (see page 86, footnote 5, for further details).

Under the SERP, Mr. Watjen is eligible for an unreduced pension at age 60, and the amount of his unreduced pension is shown in the Pension Benefits table on page 86. If he terminates employment prior to age 60, the single life annuity will be reduced by 5% per year.

What types of compensation are used in the payment and benefit formula?

The payment and benefit formula incorporates: base pay received in each plan year during which the employee accrues credited service; and payments received from the regular annual incentive plan and any field or sales compensation plan.

Not included in the formula are other bonuses, long-term incentive awards, commissions, prize awards or allowances for incidentals.

Are additional years of credited service granted to participants?

Additional years of credited service are generally not granted to participants in any of the three plans, and no extra years of service have been granted to the named executive officers other than service granted under prior plans. Their respective years of credited service are included in the Pension Benefits table on page 86.

Are lump sum distributions available under the plans?

Lump sum distributions are only available under the plan to vested employees who have a present value of future pension benefits of $10,000 or less. None of the named executive officers are eligible for lump sum distributions from the Qualified or Excess plans, or the SERP. Based on current benefit levels, pension payouts for the named executive officers will be paid in the form of a monthly annuity.

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Nonqualified Deferred Compensation

Does Unum have any nonqualified programs that allow named executive officers to defer compensation?

We do not have any active nonqualified programs that allow for deferrals of compensation by our named executive officers. However, Mr. McCarthy does have balances under two inactive plans, and his aggregate earnings and balance are shown in the table below. These former Unum plans gave executives the opportunity to elect deferral of amounts of their base salary and/or annual incentive and the time and the form of distribution of those amounts. The last year of compensation deferrals occurred under the plans in 2000.

While we do not have any active nonqualified programs that allow for deferrals of compensation by our named executive officers, under certain circumstances, restricted stock units (RSUs) granted to executives may be considered deferred compensation. Mr. Greving will receive his vested and undistributed RSUs granted under the Stock Incentive Plan of 2007 on March 31, 2010. The reason for the delay in his receipt of these RSUs is to comply with the requirements of Section 409A of the Internal Revenue Code.

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
	($)	($)	($)	($)	($)
Mr. Watjen	-	-	-	-	-
Mr. McKenney	-	-	-	-	-
Mr. McCarthy(1)	-	-	$8,009	-	$118,559
Mr. Best	-	-	-	-	-
Mr. Horn	-	-	-	-	-
Mr. Greving	-	$1,077,532(2)	(92,261)(3)	-	985,271(4)

(1)	Mr. McCarthy has balances under two inactive Unum deferred compensation plans. The first inactive plan (the former Unum Deferred Compensation Plan) earned interest at a rate of 6.603%. The interest rate for this plan is set once each year at the rate which is equivalent to the interest rate Unum receives on the Unum America Consolidated Portfolio (consisting of bonds, commercial mortgage loans and preferred stocks). The amount of above-market interest that exceeds 120% of the rate prescribed under section 1274(d) of the Internal Revenue Code has been included in the Change in Pension Value & Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table on page 77. The second inactive plan (a non-qualified 401(k) plan) includes 100% Unum stock to be paid out in cash. The change in market value and dividends earned is included in the Aggregate Earnings in Last FY amount. The value of the balance is included in the Aggregate Balance at Last FYE amounts.

(2)	Mr. Greving had 51,268 restricted stock units which vested at $21.44 on September 30, 2009. The company withheld 1,010 shares upon vesting to pay the FICA tax due.

(3)	Mr. Greving received 217 dividend-equivalents on vested but undistributed restricted stock units on November 20, 2009. The amount shown is the aggregate value of: (1) the dividend equivalents on the date paid; and (2) the change in market value from September 30 through December 31.

(4)	Mr. Greving had a total of 50,475 vested and undistributed restricted stock units as of December 31, 2009. The aggregate balance was calculated using the market closing price of $19.52 on December 31, 2009.

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Compensation Discussion and Analysis	2010 Proxy Statement

Other Post-Employment Payments

The discussion below outlines estimated benefits payable under company policy to named executive officers under various termination scenarios. We have separated the discussions between terminations occurring upon a “change in control” of the company, and all others.

Mr. Watjen has an employment agreement that specifically addresses post-employment payments, which are discussed beginning on page 94.

These scenarios do not apply to Mr. Greving because he retired from the company in 2009.

Definitions

The following terminology will be used throughout the discussion of various termination scenarios:

DEFINITIONS
Terminology	Description
Termination with cause	One of the following factors are present: the failure to substantially perform duties, the willful engagement in illegal conduct or gross misconduct harmful to the company, or the conviction of a felony (or plea of “guilty” or “no contest”).
Termination without cause	One of the following factors are present: poor performance, other than for misconduct or cause (as defined above): job elimination: or decision to fill the position with a different resource consistent with the direction of the company.
Resignation for good reason	One or more of the following events have preceded the resignation of the named executive officer: assignment to a position inconsistent with his existing position or any other action that diminishes such position: reduction of his base salary or annual incentive target; failure to continue any material employee benefit or compensation plan in which he participates; relocation to an office more than 50 miles from his current location.

Terminations Related to a Change in Control

The company has a Change in Control Severance Agreement with each named executive officer, except for Mr. Watjen. Mr. Watjen’s change in control benefits are outlined on page 94. Mr. Greving’s Change in Control Severance Agreement expired upon his retirement.

What is a “change in control” for each named executive officer?

A change in control occurs when one of the following situations exist:

•	The incumbent directors cease to be a majority for two years;

•	An entity acquires 20% of our voting stock (30% in some instances);

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2010 Proxy Statement	Compensation Discussion and Analysis

•	We consummate certain transactions such as a merger or disposition of substantially all of our assets; or

•	We approve a plan of liquidation or distribution.

What benefits does a named executive officer (other than Mr. Watjen) receive upon termination and the occurrence of a change in control?

The named executive officer receives the following benefits:

•	Two times base salary and annual incentive (the greater of the current year target or the prior year annual incentive paid);

•	Unpaid base salary and a prorated annual incentive through the termination date;

•	Lump sum payment representing the increase in present value of retirement from two additional years of age and service credit;

•	Health and welfare benefits for up to two years;

•	Payment of all deferred compensation;

•	Outplacement services (20% of base salary, maximum of $50,000);

•	Accelerated vesting of all equity awards, except the Equity Performance Grant (as discussed below). Stock option awards remain exercisable for 90 days from the termination date; and

•

Potential tax gross-up. If a reduction in the payments by no more than 10% would result in no excise tax being owed, the reduction will occur. Reimbursement will occur if a named executive officer is subject to any excise tax.

If the named executive officer (other than Mr. Watjen) is terminated or resigns immediately prior to a change in control, is he eligible for any benefits?

The named executive officer will get all the benefits described above if the following events occur:

•	The executive is terminated without cause or at the request of a third party who has signaled its intention to effect a change in control or has taken steps to that effect; and

•	A change in control involving that third party has, in fact, occurred.

Upon a change in control, what would the named executive officer receive under the terms of the Equity Performance Grant the company made on September 11, 2007?

The company made a special grant of performance-based restricted stock units to each of the named executives on September 11, 2007. Upon a change in control, this grant would vest and be delivered as follows:

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•	Time and threshold performance hurdles would be deemed achieved;

•	The number of performance restricted stock units earned would be based on the stock appreciation curve and paid upon completion of the change in control; and

•	Of the remaining unearned performance restricted stock units:

¡	50% would convert to restricted stock units and would be settled at the earlier of involuntary termination without cause, resignation for good reason or December 31, 2011; and

¡	The remaining 50% would be forfeited.

Terminations Not Related to a Change in Control

There are instances absent a change in control in which a named executive officer’s employment may be terminated. The company may terminate a named executive officer’s employment for cause, or without cause. Additionally, termination of employment may occur upon a named executive officer resigning, becoming disabled or dying. A named executive officer may also retire.

What benefits does a named executive officer receive if he is terminated for cause or if he voluntarily resigns?

The named executive officer would receive the following benefits:

•	Unpaid salary through the date of termination;

•	Accrued vacation; and

•	Accrued benefits under the retirement plan.

What benefits does a named executive officer (other than Mr. Watjen) receive if he is terminated without cause?

The named executive officer would receive the following benefits:

•	Eighteen months of base salary;

•	Accrued vacation;

•	Outplacement services (20% of base salary, maximum of $50,000);

•	Accrued benefits under the retirement plan; and

•	In the event of a job elimination, prorated early vesting of equity.

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What benefits does a named executive officer receive if he becomes disabled?

The named executive officer would receive the following benefits:

•	Unpaid salary through the date of termination;

•	Prorated annual incentive through the date of disability;

•	Accrued vacation;

•	Accrued benefits under the retirement plan;

•

Accelerated vesting of all equity awards, except the Equity Performance Grant (as discussed on the following page). Stock option awards remain exercisable for the earlier of the original expiration date or three years from the date of disability; and

•	Monthly benefits from the company’s long-term disability plan until the earlier of age 65 or death.

What benefits does a named executive officer’s beneficiary receive if he dies?

The named executive officer’s beneficiary would receive the following benefits:

•	Unpaid salary through the date of death;

•	Prorated annual incentive through the date of death;

•	Accrued vacation;

•	Accrued benefits under the retirement plan (if the beneficiary is the executive’s spouse);

•

Accelerated vesting of all equity awards, except the Equity Performance Grant (as discussed on the following page.) Stock option awards remain exercisable by the beneficiary for the earlier of the original expiration date or three years from the date of death;

•	Group life insurance benefits ($50,000 for each full-time employee); and

•

Corporate Owned Life Insurance benefits (if Messrs. Watjen, McCarthy and Best are active employees on the date of death, their respective beneficiaries as defined in the policy would receive $200,000).

What benefits does a named executive officer receive if he retires?

The named executive officer would receive the following benefits:

•	Unpaid salary through the date of retirement;

•	Prorated annual incentive through the date of retirement;

•	Accrued vacation;

•	Accrued benefits under the retirement plan; and

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Compensation Discussion and Analysis	2010 Proxy Statement

•

If the named executive officer meets the definition of ‘retirement eligible’ under the stock plans, accelerated vesting of all equity awards, except the Equity Performance Grant (as discussed below). Stock option awards remain exercisable for the earlier of the original expiration date or five years from the termination date. Under the stock plans, ‘retirement eligible’ is defined as age 55 and 15 years of service, or age 65.

How does vesting of the Equity Performance Grant work in the event of a non-change in control termination?

In the event of a voluntary resignation or company-initiated termination, all performance-based restricted stock units (PRSUs) are forfeited by the named executive officer.

In the event of retirement, disability, death or termination due to job elimination, the Board must certify that threshold performance hurdles are achieved. If this certification occurs, then PRSUs will be settled by:

•	Identifying the number of PRSUs that have been earned through the specific date based on the stock appreciation curve; and

•	Prorating these earned PRSUs based on the number of months the named executive officer was employed during the relevant performance period.

If the Board determines that threshold performance hurdles are not achieved, PRSUs are forfeited.

Post-Termination Payments Specific to Mr. Watjen

What benefits does Mr. Watjen receive if he is terminated without cause, due to a change in control, or resigns with good reason?

Mr. Watjen would receive the following benefits:

•	Three times the sum of his annual base salary and the average annual incentive paid to him in the three years prior to the date of termination;

•	Unpaid salary through the date of termination;

•	Prorated annual incentive through the date of termination of employment;

•	Lump sum payment representing the increase in present value of his retirement benefit as if he had accumulated three additional years of age and service;

•	Health and welfare benefits for up to three years;

•

Accelerated vesting of all equity awards, except the Equity Performance Grant (on page 91). Stock option awards remain exercisable for 90 days from the termination date. In the event of a change in control and termination, he would receive additional vesting of equity as described in the Equity Performance Grant discussion on page 91;

•	Accrued vacation;

94	Unum Group

2010 Proxy Statement	Compensation Discussion and Analysis

•	Accrued benefits under the retirement plan; and

•

In the event of a change in control and termination, he may receive a reimbursement for any excise tax owed. If a reduction in the payments by no more than 10% would result in no excise tax being owed, the reduction will occur. Reimbursement will occur if Mr. Watjen is subject to any excise tax.

What amounts would be paid to the named executive officers under various termination scenarios?

Payments, or termination benefits, are provided to the named executive officers as outlined in the following table and vary with the circumstances under which the termination occurs. In the event of termination as a result of death, payments will be made to the named executive officer’s beneficiary.

All termination scenarios in the table assume a termination date of December 31, 2009. The amounts in the table exclude amounts received as an annuity under our retirement plans and the “in-the-money” value of vested unexercised stock options held by the named executive officers since these amounts are not impacted by a termination. The amounts shown in the table do not include distributions of plan balances under a nonqualified deferred compensation plan. Those amounts are shown in the Nonqualified Deferred Compensation in 2009 table on page 89.

The amounts in the following table are hypothetical based on the rules of the SEC. Actual payments depend on the circumstances and timing of any termination. The information provided in this table constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

Unum Group	95

Compensation Discussion and Analysis	2010 Proxy Statement

TERMINATION TABLE
Termination Scenario	Mr. Watjen	Mr. McKenney	Mr. McCarthy	Mr. Best	Mr. Horn	Mr. Greving
Termination for Cause or Voluntary Resignation
Total(1)	$ -	$ -	$ -	$ -	$ -	$ -
Termination Without Cause or Resignation with Good Reason (CEO)
Severance	$9,131,250	$975,000	$847,500	$772,500	$712,500	$ -
Prorated Annual Incentive	1,943,750	650,000	-	-	-	-
Early Vesting of Equity(2)	10,964,281	-	-	-	-	-
Benefit Continuation	67,989	-	-	-	-	-
Outplacement Services	50,000	50,000	50,000	50,000	50,000	-
Pension Enhancement	4,633,000	-	-	-	-	-
Total	$26,790,270	$1,675,000	$897,500	$822,500	$762,500	$ -
Disability
Prorated Annual Incentive	$1,943,750	$650,000	$747,267	$539,460	$401,208	$ -
Early Vesting of Equity	9,009,944	3,446,119	2,778,672	1,618,969	1,216,857
Disability Benefits	221,090	390,595	234,545	122,630	179,311
Total	$11,174,784	$4,486,714	$3,760,484	$2,281,059	$1,797,376	$ -
Death
Prorated Annual Incentive	$1,943,750	$650,000	$747,267	$539,460	$401,208	$ -
Early Vesting of Equity	9,009,944	3,446,119	2,778,672	1,618,969	1,216,857
Group Life Ins. Benefits	50,000	50,000	50,000	50,000	50,000
Corporate Owned Life Ins.	200,000	-	200,000	200,000	-
Total	$11,203,694	$4,146,119	$3,775,939	$2,408,429	$1,668,065	$ -
Termination Related to a Charge in Control
Severance	$9,131,250	$2,600,000	$2,508,586	$2,095,846	$1,800,106	$ -
Prorated Annual Incentive	1,943,750	650,000	565,000	463,500	380,000
Early Vesting of Equity	14,007,267	3,446,119	4,554,655	3,022,366	2,505,228
Benefit Continuation	67,989	33,241	56,456	30,145	34,569
Outplacement Services	50,000	50,000	50,000	50,000	50,000
Pension Enhancement	4,633,000	116,000	447,000	338,000	245,000
Estimated Tax Gross Up(3)	6,879,429	1,297,494	1,977,932	-	-
Reduction in Benefits(3)	-	-	-	(127,520)	(130,583)
Total	$36,712,685	$8,192,854	$10,159,629	$5,872,337	$4,884,320	$ -
Retirement
Prorated Annual Incentive	$1,943,750	$ -	$ -	$539,460	$ -	$286,650
Early Vesting of Equity(4)	9,009,944	-	-	1,618,969	-	1,245,750	(5)
Total	$10,953,694	$ -	$ -	$2,158,429	$ -	$1,532,400

96	Unum Group

2010 Proxy Statement	Compensation Discussion and Analysis

(1)	When Mr. McKenney joined Unum, he entered into a relocation repayment agreement with the company. If Mr. McKenney were to terminate within 12 months for cause or resignation without good reason, he would be responsible for repaying the entire amount of all relocation expenses and the tax liability paid on his behalf.

(2)	In the event of job elimination, the prorated early vesting of equity awards would be as follows: Mr. McKenney $877,483, Mr. McCarthy $1,436,112 and Mr. Horn $759,992. Mr. Best is eligible for retirement status; therefore, he would receive full vesting of $1,618,970. The amounts represent the value of the shares at a market price of $19.52 (December 31, 2009, closing price).

(3)	If any payments pursuant to Mr. Watjen’s employment agreement or the Change in Control Severance Agreements, or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the company will provide an additional payment such that the named executive officer will retain a net amount equal to the payments he would have retained if such excise tax had not applied. If the value of such payments (calculated in accordance with the IRS rules) exceeds the IRS limit by 10% or less, then the payments would be reduced to avoid the excise tax. The payments for Messrs. Watjen, McKenney and McCarthy would exceed the IRS limit by more than 10%, and as a result, the full additional payment would be made. The payments for Messrs. Best and Horn did not exceed the IRS limit by 10%, therefore their benefits were reduced.

(4)	Messrs. Watjen and Best would be the only executives eligible for early vesting of equity under the terms of the plan for ‘retirement’ status. Messrs. McKenney, McCarthy and Horn did not have enough years of service and age to meet the criteria as of December 31, 2009.

(5)	Mr. Greving retired on September 30, 2009. His unvested equity accelerated vesting on that date. The value of the vesting of equity is shown as of September 30, 2009.

General Releases, Waivers and Post Employment Covenants

When termination of employment is accompanied by severance payments, the former executive is required to release all claims he or she may have against the company. The release contains restrictions on the former executive with respect to confidentiality, solicitation of company employees, competition, and disparagement. The company also agrees to indemnify the former executive for certain actions taken on behalf of the company during his or her employment.

Unum Group	97

98	Unum Group

2010 Proxy Statement	Ownership of Company Securities

Ownership of Company Securities

Security Ownership of Directors and Officers

The following table shows the number of shares of the company’s common stock beneficially owned as of March 22, 2010, by each director and each named executive and by all directors and executive officers as a group. The table also includes information about stock options, restricted stock and deferred share rights credited to the accounts of directors and executive officers under various compensation and benefit plans. Restricted stock units that represent a contingent right to receive shares of the company’s common stock are also reported below, but are not included in the Total Shares Beneficially Owned column. No shares are pledged as security.

Unum Group	99

Ownership of Company Securities	2010 Proxy Statement

	SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS						(as of March 22, 2010)
Name	Shares of Common Stock Beneficially Owned	Shares Beneficially Owned Subject to Options Exercisable on or before May 21, 2010	Shares of Restricted Stock	Restricted Stock Units(4)	Deferred Share Rights or Phantom Shares		Total Shares Beneficially Owned(5)	% of Company Common Stock
E. Michael Caulfield	4,845	0	0	3,050	12,381		17,226	*
Jon S. Fossel	11,636	0	0	3,050	14,378		26,014	*
Pamela H. Godwin	12,153	0	0	3,050	17,688		29,841	*
Ronald E. Goldsberry	7,363	2,333	0	3,050	24,957	(1)	34,653	*
Kevin T. Kabat	1,779	0	0	3,050	5,040		6,819	*
Thomas Kinser	4,962	0	0	3,050	20,356		25,318	*
Gloria C. Larson	3,962	0	0	3,050	32,044		36,006	*
A. S. (Pat) MacMillan, Jr.	10,479	4,900	0	3,050	841		16,220	*
Edward J. Muhl	9,312	0	0	3,050	0		9,312	*
Michael J. Passarella	5,409	0	0	3,050	1,471		6,880	*
William J. Ryan	10,532	0	0	3,050	9,033		19,565	*
Thomas R. Watjen(2)	675,312	1,317,044	0	353,763	0		1,992,356	*
Robert O. Best(2)	147,723	68,251	0	74,674	0		215,974	*
Robert C. Greving(2)	116,078	54,306	0	0	0		170,384	*
Randall C. Horn	58,662	30,957	0	54,573	0		89,619	*
Kevin P. McCarthy	103,352	50,312	0	136,834	0		153,664	*
Richard P. McKenney	0	0	0	212,427	0		0	*
All directors and executive officers as a group(1)(2)(3)	1,231,210	1,558,131	0	929,447	138,189		2,927,530	*

*	Denotes less than 1 percent.

(1)	Includes the number of deferred share rights credited to Dr. Goldsberry’s account under the former UNUM Corporation 1998 Director’s Deferred Compensation Plan as well as dividends declared on such rights.

(2)	Shares owned by Mr. Watjen, Mr. Best and Mr. Greving and the executive officers as a group include shares owned in the company’s 401(k) plan. Also, with respect to Mr. Watjen, given his significant ownership of shares, and in the interest of prudent risk management, the Board suggested that he take steps to slow the growth of his stock ownership. As a result, Mr. Watjen entered into a 10b5-1 plan on May 29, 2009, to sell 50,000 shares each quarter. In addition, beginning with his February 2010 grant, the Committee made the decision that 50% of Mr. Watjen’s restricted stock unit grants will be settled in cash with the remaining 50% continuing to be settled in stock. Please see page 74 for additional details.

100	Unum Group

2010 Proxy Statement	Ownership of Company Securities

(3)	Includes shares owned jointly or separately by spouses and minor children of all directors and executive officers as a group. Does not include 445 shares of Unum common stock voted solely by one of the executive officer’s immediate family members, of which beneficial ownership is disclaimed.

(4)	Does not include performance-based restricted stock units granted to certain officers under the equity performance grant, which was a special grant provided in 2007 that will vest based on stock price and financial hurdles. The following individuals received this grant: Mr. Watjen — 300,000; Mr. Best — 100,000; Mr. Greving — 60,000; Mr. Horn – 100,000; Mr. McCarthy — 120,000; and all other executive officers — 140,000.

(5)	Restricted stock units that represent a contingent right to receive shares of the company’s common stock are not included in this column.

Security Ownership of Certain Shareholders

Detailed information about the shareholders with more than 5 percent of our common stock can be found in the table below, including beneficial ownership based on sole and/or shared voting power and investment (dispositive) power.

We do not know of any other person that is a beneficial owner of more than 5 percent of our common stock. Information is given as of the dates noted in the footnotes below.

BENEFICIAL OWNERSHIP
Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Company Common Stock Outstanding
Wellington Management Company, LLP 75 Main Street Boston, MA 02109	31,495,361(2)	9.49%(2)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	31,457,579(3)	9.48%(3)
FMR LLC 82 Devonshire Street Boston, MA 02109	21,230,715(4)	6.40%(4)
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	18,946,943(5)	5.70%(5)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	17,182,275(6)	5.17%(6)

(1)	Beneficial ownership of securities is disclosed according to Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	This information is based on the Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP on February 12, 2010, which reflects beneficial ownership as of December 31, 2009. Wellington Management Company, LLP reported that, in its capacity as investment adviser, it had shared voting power with respect to 19,480,361 shares of our common stock, shared dispositive power with respect to 31,495,361 shares of our common stock, and sole voting and dispositive power with respect to none of our shares.

Unum Group	101

Ownership of Company Securities	2010 Proxy Statement

(3)	This information is based on the Schedule 13G filed with the Securities and Exchange Commission by BlackRock, Inc. on January 29, 2010, which reflects beneficial ownership as of December 31, 2009. BlackRock, Inc. reported that, in its capacity as the parent holding company or control person of the subsidiaries listed therein, it had sole voting and dispositive power with respect to 31,457,579 shares of our common stock and shared voting and dispositive power with respect to none of our shares.

(4)	This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by FMR LLC on February 16, 2010, which reflects beneficial ownership as of December 31, 2009. FMR LLC reported that, in its capacity as a parent holding company, it had sole voting and dispositive power with respect to 21,230,715 shares of our common stock and shared voting and dispositive power with respect to none of our shares. The Schedule 13G/A includes shares beneficially owned by subsidiaries controlled by or through FMR LLC, Edward C. Johnson 3d, Chairman of FMR LLC, and/or members of the family of Edward C. Johnson 3d as follows: Fidelity Management & Research Company, a registered investment adviser to various registered investment companies (18,752,870 shares, or 5.652%); Strategic Advisers, Inc., a registered investment adviser to individuals (2,421 shares, or 0.001%); Pyramis Global Advisors, LLC, a registered investment adviser to institutional accounts, non-U.S. mutual funds or registered investment companies (727,210 shares, or 0.219%); Pyramis Global Advisors Trust Company, a bank serving as investment manager of institutional accounts (1,068,114 shares, or 0.322%); and FIL Limited (“FIL”), a qualified institution providing investment advisory and management services to non-U.S. investment companies and certain institutional investors (680,100 shares, or 0.205%). The Schedule 13G/A states that Mr. Johnson and various family members, through their ownership of FMR LLC voting common shares and the execution of a shareholders’ voting agreement, may be deemed a controlling group with respect to FMR LLC. The Schedule 13G/A also states that although FMR LLC and FIL are separate and independent corporate entities and of the view that they are not acting as a group for purposes of Section 13(d) under the Securities Exchange Act of 1934 and thus that the shares held by each need not be aggregated, FMR LLC has nonetheless filed the Schedule 13G/A on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

(5)	This information is based on the Schedule 13G filed with the Securities and Exchange Commission by AXA Financial, Inc. on February 12, 2010, which reflects beneficial ownership as of December 31, 2009. AXA Financial, Inc. reported, on behalf of itself and, pursuant to a joint filing agreement, on behalf of AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, as a group (collectively, the “Mutelles AXA”), and AXA, each such group or person acting as a parent holding company of the subsidiaries listed therein, that the Mutuelles AXA and AXA each had sole voting power with respect to 13,961,573 shares of our common stock, sole dispositive power with respect to 18,946,943 shares of our common stock, and shared voting and dispositive power with respect to none of our shares, and that AXA Financial, Inc. had sole voting power with respect to 10,223,993 shares of our common stock, sole dispositive power with respect to 12,904,752 shares of our common stock, and shared voting and dispositive power with respect to none of our shares.

(6)	This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group, Inc. on February 8, 2010, which reflects beneficial ownership as of December 31, 2009. The Vanguard Group, Inc. reported that, in its capacity as investment adviser, it had sole voting power with respect to 529,590 shares of our common stock, shared voting power with respect to none of our shares, sole dispositive power with respect to 16,708,685 shares of our common stock, and shared dispositive power with respect to 473,590 shares of our common stock, and that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of and has sole voting power with respect to the 473,590 shares mentioned above as a result of its serving as investment manager of collective trust accounts.

Section 16(A) — Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers, and 10% beneficial holders of our common stock are required to file with the Securities and Exchange Commission certain forms reporting their beneficial ownership of and transactions in Unum common stock. Based solely upon information provided by each such person, we believe each of our directors and executive officers and 10 percent beneficial owners filed all required reports on a timely basis during the last fiscal year with the exceptions that due to an administrative error by the company, a Form 4 reporting the grant of deferred share rights in payment of meeting fees for the second quarter of 2009 to directors E. Michael Caulfield, Ronald E. Goldsberry and Gloria C. Larson due on July 6, 2009, was filed on July 8, 2009.

102	Unum Group

2010 Proxy Statement	Risk Analysis

Risk Analysis

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the company’s risks. The Board is responsible for managing strategic risk and regularly reviews information regarding our capital, liquidity and operations, as well as the risks associated with each, and receives an enterprise risk management report from our Chief Risk Officer at least annually, and usually more frequently. The Audit Committee is responsible for oversight of the company’s risk management process, financial risk, operational risk and any other risk not specifically assigned to another committee. The Chief Risk Officer provides a report on the company’s risk and risk management to the Audit Committee at least quarterly. The Finance Committee is responsible for oversight of risks associated with investments and related financial matters. The Human Capital Committee is responsible for overseeing the management of risks relating to our compensation plans and programs; in connection with this oversight it receives an analysis from the Chief Risk Officer with respect to these risks. The Regulatory Compliance Committee oversees management of risks related to federal and state insurance regulatory matters. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks in addition to the risk information it receives directly.

Compensation Risk

Our Chief Risk Officer, in consultation with the Human Capital Committee, has undertaken a risk assessment of our compensation programs and practices. Based on this assessment, we do not believe the company’s compensation programs create risks that are reasonably likely to have a material adverse effect on the company.

Unum Group	103

104	Unum Group

2010 Proxy Statement	Audit Committee Report

Audit Committee Report

The primary purpose of the Audit Committee is to oversee the company’s financial reporting process on behalf of the Board of Directors and is more fully described in the Committee’s charter, which is available on the company’s website www.unum.com in the Investors area under Corporate Governance. The charter is also available by writing to the Office of the Corporate Secretary as described on page 10 or by calling toll-free 800-718-8824.

Management has the primary responsibility for the company’s financial statements and the reporting process, including the establishment and effectiveness of the company’s internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The company’s independent registered public accounting firm (“independent auditor”) is responsible for performing an independent audit of the financial statements and expressing an opinion on whether they conform to generally accepted accounting principles. The firm also is responsible for auditing the effectiveness of the company’s internal control over financial reporting. The auditors report directly to the Committee, which is responsible for the appointment, compensation and oversight of the work performed by the auditors.

The Committee reviewed with the independent auditors their judgments of the quality and acceptability of the company’s accounting principles and other matters required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended) and as adopted by the Public Company Accounting Oversight Board. The Committee also received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

The Committee and the company’s internal and independent auditors discussed the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the company’s audited financial statements for 2009 be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Michael J. Passarella, Chair

E. Michael Caulfield

Thomas Kinser

Gloria C. Larson

Unum Group	105

106	Unum Group

2010 Proxy Statement	About the Annual Meeting

About the Annual Meeting

How can I attend the Annual Meeting?

You will need an admission ticket or proof of ownership of the company’s common stock as of March 22, 2010, and valid picture identification (such as a driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, the Notice of Internet Availability of Proxy Materials will serve as an admission ticket, or if you received a printed set of proxy materials, an admission ticket is attached to your proxy card. Bring the notice or detach and bring the ticket with you to the meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the meeting, you may present a recent brokerage statement or letter from a bank or broker as an example of proof of ownership. If you arrive at the meeting without an admission ticket, you will be admitted only after we can verify that you are a shareholder.

There will be signs on the corporate campus of Colonial Life in Columbia, South Carolina, directing you to parking and the meeting location. Directions to this location are provided in Appendix B of this Proxy Statement and are also available on our website at www.unum.com/directions. For your safety and that of other shareholders, we reserve the right to inspect all personal items prior to admission.

Can I listen to the Annual Meeting on the Internet?

Yes, you can access a live audio webcast of the Annual Meeting on our website at www.unum.com, in the Investors area. To register, access the webcast on the website and provide the information requested. The meeting will begin at 10:00 a.m. Eastern Time on Thursday, May 20, 2010, and be archived on our website through June 4, 2010.

Who can vote at the Annual Meeting?

Holders of the company’s common stock at the close of business on March 22, 2010, are entitled to receive this proxy statement and to vote their shares at the Annual Meeting. On that date there were approximately 332,814,091 shares of our common stock outstanding. The common stock is the only class of equity securities entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

If your shares are registered directly in your name, you are the holder of record and these proxy materials have been sent directly to you by the company.

If you own your shares in a stock brokerage account or through a bank or other holder of record, you are the “beneficial owner” of shares held in “street name.” As a result, these proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct the holder of record how to vote your shares. You must follow the instructions provided to you by the holder of record to have your vote counted.

Unum Group	107

About the Annual Meeting	2010 Proxy Statement

How do I vote?

You may cast your vote prior to the Annual Meeting by using one of three methods:

By Internet

If you are a holder of record you may vote by Internet at www.envisionreports.com/unm. Internet voting is available 24 hours a day, although your vote by Internet must be received by 2:00 a.m. Eastern Time, May 20, 2010. You will need the control number included on the Notice of Internet Availability of Proxy Materials or, if you are receiving a printed copy of these materials, on the enclosed proxy card. If you vote by Internet, do not return your proxy card or voting instruction card. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

By telephone

If you are a holder of record, you may vote by calling 800-652-VOTE (8683). If you are receiving a printed copy of these proxy materials, this toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, although your vote by phone must be received by 2:00 a.m. Eastern Daylight Time, May 20, 2010. You will need the control number included on the Notice of Internet Availability of Proxy Materials or, if you are receiving a printed copy of these materials, on the enclosed proxy card. If you vote by telephone, do not return your proxy card or voting instruction card. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

By mail

If you are a holder of record and received a printed copy of the proxy materials, complete, sign, and date the proxy card and return it in the accompanying pre-addressed, stamped envelope. Your vote by mail must be received by our tabulator, Computershare Investor Services, at the below address by the close of business on May 19, 2010.

Proxy Services

c/o Computershare Investor Services

P.O. Box 43126

Providence, RI 02940-5138

If you hold your shares in “street name” and you received a printed copy of the proxy materials, please refer to the voting instruction card provided to you by your broker, bank or other holder of record for mailing instructions.

Note that the Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. If you incur usage charges from Internet access providers and telephone companies or any other charges in connection with voting via the Internet or telephone, these charges must be paid by you.

108	Unum Group

2010 Proxy Statement	About the Annual Meeting

You may also vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting. If you intend to vote in person, please notify the tellers prior to the beginning of the meeting.

How will votes be counted?

Proxies for shares that have been properly submitted, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you vote by proxy card and sign the card, without indicating how you want your shares to be voted, your shares will be voted in accordance with the following recommendations of the Board of Directors:

•	FOR election of all the nominees for director; and

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

Directors are elected by a majority of the votes cast at the meeting. For this purpose, our bylaws provide that a majority of the votes cast means the number of votes “for” a director must exceed 50 percent of the votes cast with respect to that director. Each vote “against” a director will count as a vote cast with respect to that director, but an abstention will not count as a vote cast with respect to that director and thus will not impact the election of directors. If a director is not elected, our bylaws provide that the director must offer to tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. If the director who tenders his or her resignation is a member of the Governance Committee, that director will not participate in the Governance Committee’s recommendation to the Board. The Board will act on the Governance Committee’s recommendation and publicly disclose its decisions and the rationale behind it within 90 days from the date of the certification of the election results.

A New York Stock Exchange (NYSE) member broker who holds shares in “street name” for a customer has the authority to vote on certain items if the broker does not receive instructions from the customer. The NYSE rules permit member brokers who do not receive instructions to vote on the proposal to ratify the appointment of our independent registered public accounting firm. The NYSE rules do not permit brokers who do not receive instructions to vote on the election of directors. Therefore it is very important that you vote on the election of directors.

Representatives of our transfer agent, Computershare Investor Services, will tabulate the votes and act as inspectors of the election. Proxies that are not signed and returned or otherwise properly submitted, including those not returned by banks, brokers, or other holders of record, will not be counted for quorum or voting purposes.

We will include the voting results from the Annual Meeting in a Form 8-K, which we expect to file with the SEC on May 21, 2010.

Unum Group	109

About the Annual Meeting	2010 Proxy Statement

What vote is required to approve each measure?

The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each director is required to elect that director to the Board.

The affirmative vote of a majority of the votes entitled to be cast by the shareholders represented and entitled to vote at the meeting is required to approve ratification of Ernst & Young LLP as our independent registered public accounting firm for 2010.

A quorum is required to transact business at the Annual Meeting and is reached if the holders of at least a majority of the shares entitled to vote are present, either in person or by proxy. Votes at the meeting are cast by shareholders present and by proxy ballots submitted prior to the meeting.

How can I revoke my proxy or change my vote?

If you are a holder of record, you can revoke your proxy before it is exercised by giving written notice of revocation to our Corporate Secretary. An earlier proxy is also revoked by a valid later proxy or later vote by telephone or by the Internet, or by appearing at the meeting and voting by ballot. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot.

How can I access Unum’s Annual Report on Form 10-K on the Internet or obtain a written copy?

You can access our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, via the Internet by going to the Investors area of our website at www.unum.com. The 2009 Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

Shareholders wishing to receive a free printed copy of the 2009 Annual Report on Form 10-K, including the financial statements and financial statement schedules filed as part of the report, may do so by writing to the Office of the Corporate Secretary as described on page 10 or by calling toll-free 800-718-8824.

Who pays for the cost of this proxy solicitation?

We pay the cost of soliciting proxies from our shareholders. Proxies are solicited by mail and e-mail, and may also be solicited personally or by telephone by our directors, officers and employees. We have also retained the services of Innisfree M&A Incorporated, a proxy soliciting firm, to assist in distributing and soliciting the proxies for the Annual Meeting, and Computershare Investor Services, to provide certain administrative services in connection with distributing the proxies for the meeting. We pay Innisfree a fee of $15,000 and reasonable out-of-pocket expenses. We also makes appropriate arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to help solicit proxies from the beneficial owners of shares held of record by such persons.

110	Unum Group

2010 Proxy Statement	About the Annual Meeting

Will other business be conducted at the Annual Meeting?

At the time this Proxy Statement was printed, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

How can shareholders include proposals for presentation at Unum’s 2011 Annual Meeting?

SEC rules and our bylaws allow for the submission of proposals by shareholders for presentation at the Annual Meeting, although they also make clear that simply submitting a proposal does not guarantee its inclusion. While it is too late for proposals to be submitted for presentation at this year’s meeting, if a shareholder wants to include a proposal in the Proxy Statement and form of proxy for presentation at our 2011 Annual Meeting, the proposal must be received by December 7, 2010, in writing by the Office of the Corporate Secretary as described on page 10.

Is Unum “householding” for shareholders sharing the same address?

The SEC’s rules for delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and its use can significantly reduce the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple shareholders sharing a single address unless we receive instructions to the contrary from one or more of those shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you would like to receive more than one set of proxy materials, copies are available by writing the address below or calling toll-free 800-446-2617:

Computershare Investor Services

P.O. Box 43069

Providence, RI 02940-3069

The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Unum Group	111

Appendix A	2010 Proxy Statement

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in millions)	Twelve Months Ended December 31, 2009
Core Business Segments Pre-tax Operating Income	$1,305.5
Individual Disability - Closed Block Segment Pre-tax Operating Income	34.3
Corporate and Other Segment Pre-tax Operating Income	(59.2)

Total Segment Pre-tax Operating Income	$1,280.6
Net Realized Investment Gain	11.7
Income Tax	439.7

Net Income	$852.6

112	Unum Group

2010 Proxy Statement	Appendix B

Appendix B

Directions to Annual Meeting

This year’s Annual Meeting will be held in Columbia, South Carolina, at the corporate offices of our subsidiary Colonial Life. The Colonial Life campus is located at 1200 Colonial Life Boulevard, adjacent to Interstate 126 (I-126).

Below are driving directions to the campus. When you arrive, turn into the semicircle drive and follow the posted signs to visitor parking for the Annual Meeting.

From downtown Columbia, take Elmwood Avenue until it becomes I-126. Continue on I-126 and take the Colonial Life Boulevard exit. The Colonial Life building will be one-tenth of a mile on your right.

From the Columbia airport and Charleston, take Interstate 26 West to Exit 108A (Bush River Road/I-126 South). On the exit ramp, stay left toward Bush River Road. At the light, turn right onto Bush River Road. Drive half a mile and then turn right on Colonial Life Boulevard. The campus is located approximately one quarter of a mile on the left.

From Atlanta, take Interstate 20 East through Augusta and to South Carolina. Take Exit 63 and turn right onto Bush River Road. Drive 1.5 miles and then turn right on Colonial Life Boulevard. The campus is located approximately one quarter of a mile on the left.

From Charlotte, take Interstate 77 South to Interstate 20. Drive West on I-20 toward Augusta. Take Exit 65 and turn left onto Broad River Road. Drive 0.7 miles and then turn right onto Bush River Road. Drive approximately half a mile, then turn left onto Colonial Life Boulevard. The campus is located approximately one quarter of a mile on the left.

From Greenville, take Interstate 385 South to Interstate 26. Drive East on I-26 to Exit 108 and turn left onto Bush River Road. Drive half a mile and then turn right on Colonial Life Boulevard. The campus is located approximately one quarter of a mile on the left.

Unum Group	113

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern Daylight Time, on May 20, 2010.
Vote by Internet
•Log on to the Internet and go to www.envisionreports.com/unm
•Follow the steps outlined on the secured website.
Vote by telephone
•Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - E. Michael Caulfield	☐	☐	☐	02 - Ronald E. Goldsberry	☐	☐	☐	03 - Kevin T. Kabat	☐	☐	☐

	04 - Michael J. Passarella	☐	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as Unum Group’s independent registered public accounting firm for 2010.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEARS HEREON. IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR BOTH NAMES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

Admission Ticket

UNUM GROUP

ANNUAL MEETING OF SHAREHOLDERS

May 20, 2010

10:00 a.m. Eastern Daylight Time

Colonial Life & Accident Insurance Company

1200 Colonial Life Boulevard,

Columbia, South Carolina 29230

This admission ticket admits only the named shareholder.

If you plan on attending the Annual Meeting in person, please bring this Admission Ticket or proof of ownership of the Company’s common stock and valid picture identification (such as a driver’s license or passport).

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, a recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a Company shareholder.

For your safety, we reserve the right to inspect all personal items prior to admission to the Annual Meeting.

Your compliance is appreciated.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Unum Group

Annual Meeting of Shareholders

May 20, 2010

10:00 a.m., Eastern Daylight Time

Colonial Life & Accident Insurance Company

1200 Colonial Life Boulevard, Columbia, South Carolina 29230

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNUM GROUP

The undersigned hereby appoints Thomas R. Watjen and Liston Bishop III, or either of them, proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all of the shares of common stock of the undersigned in Unum Group, at the Annual Meeting, upon all matters that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Board of Directors’ recommendations provided on the reverse side of this card, and at their discretion on any matters that may properly come before the meeting.

This proxy card, when signed and returned, will also constitute voting instructions to the trustee for shares held in the Unum Group 401(k) Retirement Plan or to the broker-dealer for shares held in the Employee Stock Purchase Plan, the Stock Plan of 1999, and the Stock Incentive Plan of 2007. If voting instructions representing shares in the foregoing employee benefit plans are not received, those shares will not be voted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - E. Michael Caulfield	☐	☐	☐	02 - Ronald E. Goldsberry	☐	☐	☐	03 - Kevin T. Kabat	☐	☐	☐

	04 - Michael J. Passarella	☐	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as Unum Group’s independent registered public accounting firm for 2010.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEARS HEREON. IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR BOTH NAMES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Unum Group

Annual Meeting of Shareholders

May 20, 2010

10:00 a.m., Eastern Daylight Time

Colonial Life & Accident Insurance Company

1200 Colonial Life Boulevard, Columbia, South Carolina 29230

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNUM GROUP

The undersigned hereby appoints Thomas R. Watjen and Liston Bishop III, or either of them, proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all of the shares of common stock of the undersigned in Unum Group, at the Annual Meeting, upon all matters that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Board of Directors’ recommendations provided on the reverse side of this card, and at their discretion on any matters that may properly come before the meeting.

This proxy card, when signed and returned, will also constitute voting instructions to the trustee for shares held in the Unum Group 401(k) Retirement Plan or to the broker-dealer for shares held in the Employee Stock Purchase Plan, the Stock Plan of 1999, and the Stock Incentive Plan of 2007. If voting instructions representing shares in the foregoing employee benefit plans are not received, those shares will not be voted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.